                                                                EXHIBIT 10.14.33

                                                                  CONFORMED COPY



                                 3 NOVEMBER 2000





                                 XL CAPITAL LTD
                                AS ACCOUNT PARTY



                                 THE GUARANTORS
                               (AS DEFINED HEREIN)



                            THE LENDERS PARTY HERETO
                               (AS DEFINED HEREIN)



                           CITIBANK INTERNATIONAL PLC
                          AS AGENT AND SECURITY TRUSTEE



                     SALOMON BROTHERS INTERNATIONAL LIMITED
                                   AS ARRANGER






       ==================================================================

                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

       ==================================================================




                               [GRAPHIC OMITTED]

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                                    CONTENTS


CLAUSE                                                           PAGE


1.    DEFINITIONS....................................................1

2.    THE FACILITY..................................................13

3.    UTILISATION OF THE FACILITY...................................14

4.    EXTENSION OF LETTERS OF CREDIT................................16

5.    PAYMENT OF DEMANDS............................................19

6.    THE ACCOUNT PARTY'S LIABILITIES IN RELATION TO LETTERS OF
      CREDIT........................................................20

7.    DEFAULT INTEREST..............................................21

8.    TERMINATION AND REDUCTION OF THE COMMITMENTS..................21

9.    FEES..........................................................22

10.   TAXES.........................................................23

11.   TAX RECEIPTS..................................................24

12.   INCREASED COSTS...............................................25

13.   ILLEGALITY....................................................26

14.   MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS................27

15.   PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS...28

16.   GUARANTEE AND INDEMNITY.......................................30

17.   REPRESENTATIONS AND WARRANTIES................................33

18.   AFFIRMATIVE COVENANTS.........................................37

19.   NEGATIVE COVENANTS............................................41

20.   EVENTS OF DEFAULT.............................................45

21.   THE AGENT, THE ARRANGER AND THE LENDERS.......................47

22.   NOTICES.......................................................54

23.   WAIVERS AND AMENDMENTS........................................55


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24.   COSTS AND EXPENSES............................................56

25.   INDEMNITIES...................................................56

26.   ALTERATION TO THE PARTIES.....................................58

27.   SET OFF.......................................................63

28.   MISCELLANEOUS PROVISIONS......................................63

29.   GOVERNING LAW AND JURISDICTION................................64

30.   TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.............65

31.   THIRD PARTY RIGHTS............................................66


SCHEDULE 1..........................................................67

    Commitments.....................................................67

SCHEDULE 2..........................................................68

    Indebtedness and Liens..........................................68

SCHEDULE 3..........................................................70

    Subsidiaries....................................................70

schedule 4..........................................................73

    Mandatory Costs Rate............................................73

Schedule 5..........................................................75

    Conditions Precedent............................................75

Schedule 6..........................................................76

    Utilisation Request.............................................76

SCHEDULE 7..........................................................77

    Form of Letter of Credit........................................77
    APPENDIX 1......................................................79
    APPENDIX 2......................................................80
    APPENDIX 3......................................................82

SCHEDULE 8..........................................................83

    Form of Transfer Certificate....................................83

SCHEDULE 9..........................................................85

    Form of Charge Agreement........................................85
    APPENDIX 1......................................................92


                                                                         Page II

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT dated 3 November 2000

BETWEEN:

XL CAPITAL LTD, a company incorporated under the laws of the Cayman Islands (the ACCOUNT PARTY);

The GUARANTORS as defined below;

The LENDERS as defined below;

CITIBANK INTERNATIONAL PLC, as agent and trustee for the Lenders (and when acting in such capacities the AGENT and SECURITY TRUSTEE respectively); and

SALOMON BROTHERS INTERNATIONAL LIMITED (the ARRANGER).

DEFINITIONS

DEFINED TERMS

1.1 As used in this Agreement, the following terms have the meanings specified below:

AFFILIATE means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified;

APPLICABLE PERCENTAGE means, with respect to any Lender, the percentage of the Total Commitments represented by such Lender's Commitment. If the Total Commitments or Commitment of a Lender have terminated or expired, the Applicable Percentage shall be determined based upon the Total Commitments or Commitment of such Lender (as the case may be) most recently in effect, giving effect to any permitted assignments or transfers;

APPLICANT means each of XL Europe, Mid Ocean, Global Capital, Stonebridge Underwriting, NAC Reinsurance, Dornoch, County Down, Brockbank and XL Mid Ocean and any other Affiliate of the Account Party as may be agreed by the Agent and the Account Party from time to time;

APPROVED CREDIT INSTITUTION means a credit institution within the meaning of the First Council Directive on the co-ordination of laws, regulations and administrative provisions relating to the taking up and pursuit of the business of credit institutions (No 77/780/EEC) which has been approved by Lloyd's for the purpose of providing guarantees and issuing or confirming letters of credit comprising a member's Funds at Lloyd's;

AUTHORISED SIGNATORY means, in relation to an Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person's authority to act;

AVAILABLE COMMITMENT means in relation to a Lender at any time and save as otherwise provided herein its Commitment less the amount of its participation in the LC Exposures at such time PROVIDED THAT such amount shall not be less than zero;

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AVAILABLE FACILITY means, at any time, the aggregate of the Available
Commitments adjusted, in the case of a proposed utilisation pursuant to a Utilisation Request, so as to take into account:

(a)   any reduction in the Commitment of a Lender pursuant to the terms hereof;
      and

(b) any Letter of Credit which pursuant to any other Utilisation Request is to be issued;

on or before the proposed Utilisation Date relating to such utilisation;

AVAILABILITY PERIOD means the period from (and including) the Closing Date to (and including) the Commitment Termination Date;

BILATERAL LETTER OF CREDIT has the meaning given to it in Clause 4.5(b);

BIS QUALIFYING ASSETS means fixed income securities issued or guaranteed by US Government Agencies or by the Central Governments of any OECD country which has not defaulted or re-scheduled its debt obligations in the preceding five years;

BOARD means the Board of Governors of the Federal Reserve System of the United States of America;

BROCKBANK means XL Brockbank Ltd, a company incorporated under the laws of England and Wales;

BUSINESS DAY means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, London or Bermuda are authorised or required by law to remain closed;

CAPITAL LEASE OBLIGATIONS of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalised amount thereof determined in accordance with GAAP;

CENTRAL GOVERNMENT means, without limitation, government departments, ministries and central banks;

CHANGE IN CONTROL means the occurrence of any of the following events or conditions:

(a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934 of the United States of America, and the rules and regulations thereunder) shall have become the beneficial owner (as defined in the rules promulgated by the SEC) of more than 40% of the voting securities of the Account Party;

(b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Account Party; or

(c) a majority of the members of the Account Party's board of directors are persons who are then serving on the board of directors without having been elected by the board of directors or having been nominated for election by its shareholders;


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

CHANGE IN LAW means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Clause 12.1 and 13, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement;

CHARGE AGREEMENT means the charge agreement, in substantially the form set out in Schedule 9 that may be required to be entered into by the Account Party as chargor pursuant to the terms hereof and pursuant to which the Account Party will grant cash cover in favour of the Security Trustee;

CLOSING DATE means the date upon which the conditions set out in Schedule 5 (CONDITIONS PRECEDENT) have, in the reasonable opinion of the Agent, been satisfied;

CODE means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time;

COMMITMENT means, with respect to each Lender, the commitment of such Lender to participate in the issue of Letters of Credit hereunder. The initial amount of each Lender's Commitment is set forth on Schedule 1, or in the Transfer Certificate pursuant to which such Lender shall have assumed its Commitment, as applicable, but in each case as such Commitment may be:

(a) reduced from time to time pursuant to Clause 8 (TERMINATION AND REDUCTION OF THE COMMITMENTS) or Clause 4.5 (b) (REPLACEMENT LETTERS OF CREDIT); and

(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Clause 26.3 (TRANSFERS BY LENDERS);

COMMITMENT LETTER means the letter so titled from the Arranger to the Account Party dated 28 September 2000;

COMMITMENT TERMINATION DATE means the LATER of the date which Lloyds may specify as the Funds Date for 2000 and 1 January 2001;

CONSOLIDATED NET WORTH means, at any time, the consolidated shareholders' equity of the Account Party and its Subsidiaries;

CONTROL means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. CONTROLLING and CONTROLLED have meanings correlative thereto;

COUNTY DOWN means County Down Limited, a company incorporated under the laws of England and Wales;

DEFAULT means any event or condition which constitutes an Event of Default or a Potential Event of Default;

DEFAULT PERIOD means the period from and including the date on which the Agent makes payment of a Demand Amount to but excluding the date on which the Account Party makes a

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corresponding reimbursement under Clause 6.1(a) and (b) (THE ACCOUNT PARTY'S
INDEMNITY TO LENDERS);

DEMAND AMOUNT means a principal amount to be paid by the Account Party pursuant to Clause 6.1(a) and (b) (THE ACCOUNT PARTY'S INDEMNITY TO LENDERS);

DOLLARS or $ refers to the lawful money of the United States of America from time to time;

DORNOCH means Dornoch Limited, a company incorporated under the laws of England and Wales;

EFFECTIVE DATE means, in respect of a Letter of Credit, the date upon which a Letter of Credit shall become valid and enforceable, being any date from (and including) the Closing Date to (but excluding) 1 January 2001;

ENVIRONMENTAL LAWS means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Hazardous Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (d) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labelling, distribution, transportation, handling, storage or disposal;

ENVIRONMENTAL LIABILITY means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of an Obligor or any Subsidiary resulting from or based upon
(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing;

EQUITY RIGHTS means, with respect to any Person, any subscriptions, options, warrants, commitments, pre-emptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person;

ERISA means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time;

ERISA AFFILIATE means any trade or business (whether or not incorporated) that, together with the Account Party, is treated as a single employer under Clause 414(b) or (c) of the Code, or, solely for purposes of Clause 302 of ERISA and Clause 412 of the Code, is treated as a single employer under Clause 414 of the Code;

ERISA EVENT means (a) any REPORTABLE EVENT, as defined in Clause 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an ACCUMULATED FUNDING DEFICIENCY (as defined in Clause 412 of the Code or Clause 302 of ERISA), whether or not waived; (c) the filing pursuant to Clause 412(d) of the Code or Clause 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Obligor or any of such Obligor's ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt
by an Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganisation, within the meaning of Title IV of ERISA;

EVENT OF DEFAULT has the meaning assigned to such term in Clause 20;

EXPIRY DATE means, in relation to any Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero pursuant to this Agreement;

FACILITY means the letter of credit facility granted to the Account Party pursuant to this Agreement;

FEE LETTER means the letter from the Arranger to the Account Party dated 28 September 2000 relating to the payment of certain fees;

FINANCE DOCUMENTS means this Agreement, the Charge Agreement, the Commitment Letter, the Fee Letter, any Letter of Credit and any other document or documents as may be agreed by the Agent and the Account Party;

FINAL MATURITY DATE means 31 December 2005, as extended pursuant to Clause 4 (EXTENSION OF LETTERS OF CREDIT);

FINANCE PARTIES means the Lenders, the Agent, the Arranger and the Security Trustee;

FINANCIAL OFFICER means, with respect to any Obligor, a principal financial officer of such Obligor;

FUNDS AT LLOYD'S has the meaning given to it in paragraph 4 of the Membership Bylaw (No. 17 of 1993);

FUNDS AT LLOYD'S REQUIREMENTS means, in respect of any member, the amount required to be maintained by that member as Funds at Lloyd's;

FUNDS DATE means the date notified by Lloyd's each year as being the latest date in that year by which Funds at Lloyd's can be placed with Lloyd's in order to satisfy Funds at Lloyd's Requirements in respect of the immediately succeeding calendar year being, in respect of the 2000 calendar year, 24 November 2000 or such other date as may be advised by Lloyd's;

GAAP means generally accepted accounting principles in the United States of America;

GLOBAL CAPITAL means Global Capital Underwriters Limited, a company incorporated under the laws of England and Wales;

GOVERNMENTAL AUTHORITY means the government of the United Kingdom, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

GUARANTEE means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms GUARANTEE and GUARANTEED used as a verb shall have a correlative meaning;

GUARANTORS means each of the Account Party, XL America, XL Insurance, XL Europe and XL Mid Ocean;

HAZARDOUS MATERIALS means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law;

HEDGING AGREEMENT means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement;

INDEBTEDNESS means, for any Person, without duplication (it being understood, for the avoidance of doubt, that insurance payment liabilities, as such, and liabilities arising in the ordinary course of such Person's business as an insurance or reinsurance company (including guaranteed investment contracts) or corporate member of Lloyd's or as a provider of financial or investment services or contracts (in each case other than in connection with the provision of financing to such Person or any of such Person's Affiliates) shall not be deemed to constitute Indebtedness): (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable
of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker's acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person;

ISSUING LENDER means any Lender in its capacity as an issuer of one or more Letters of Credit hereunder;

LAW means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority;

LC DISBURSEMENT means a payment made by a Lender pursuant to a Letter of Credit;

LC EXPOSURE means the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all Demand Amounts. The LC Exposure of any Lender at any time shall be the sum of its participation in the outstanding Letters of Credit at such time and the Demand Amounts owed to it at such time;

LC PROPORTION means, in relation to the Lender in respect of any Letter of Credit and save as otherwise provided herein, the proportion (expressed as a percentage) of such Lender's Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit;

LENDER AFFILIATE means with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender;

LENDERS means the Persons listed on Schedule 1 (COMMITMENTS) or any other Person that shall have become a party hereto pursuant to Clause 26.3 (TRANSFERS BY LENDERS), and which has not ceased to be a party hereto in accordance with the terms hereof;

LETTERS OF CREDIT means Letters of Credit issued pursuant to the terms of this Agreement;

LETTER OF CREDIT FEES means the fees payable by the Account Party pursuant to Clause 9.2 (LETTER OF CREDIT FEES);

LIEN means, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security;

LIBOR means, in relation to any unpaid sum:

(a) the display rate per annum of the offered quotation for overnight deposits in the currency of the relevant unpaid sum which appears on Telerate Page 3750 or Telerate Page 3740 (as appropriate) at or about 11.00 a.m. on any relevant day; or

(b) if the display rate cannot be determined under paragraph (a) above, the rate determined by the Agent to be the arithmetic mean (rounded, if necessary, to the nearest five decimal places with the midpoint rounded upwards) of the rates notified to the Agent by each of the Reference Banks quoting (provided that at least two Reference Banks are quoting) as the rate at which such Reference Bank is offering overnight deposits in the required currency in an amount comparable to that amount to prime banks in the London Interbank Market at or about 11.00 a.m. on any relevant day; and

      for the purposes of this definition:

      TELERATE PAGE 3750 means the display designated as Page 3750, and TELERATE PAGE 3740 means the display designated as Page 3740, in each case on the Telerate Service

      (or such other pages as may replace Page 3750 or Page 3740 on that service or such other service as may be nominated by the British Bankers' Association (including the Reuters Screen) as the information vendor for the purposes of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned);

LLOYD'S means the society incorporated by Lloyd's Act 1871 by the name of Lloyd's;

MAJORITY LENDERS means, at any time, Lenders having Commitments representing more than 50% of the sum of the total Commitments at such time; PROVIDED THAT, if the Commitments have expired or been terminated, MAJORITY LENDERS means Lenders having more than 50% of the aggregate LC Exposure of the Lenders;

MANDATORY COSTS means, in relation to any unpaid sum for any period, a rate per annum calculated in accordance with Schedule 4;

MARGIN STOCK means MARGIN STOCK within the meaning of Regulations T, U and X of the Board;

MATERIAL ADVERSE EFFECT means a material adverse effect on: (a) the assets, business, financial condition or operations of an Obligor and its Subsidiaries taken as a whole; or (b) the ability of an Obligor to perform any of its payment or other material obligations under this Agreement;

MID OCEAN means Mid Ocean Limited, a company incorporated under the laws of the Cayman Islands;

MULTIEMPLOYER PLAN means a multiemployer plan as defined in Clause 4001(a)(3) of ERISA;

NAC REINSURANCE means NAC Reinsurance International Ltd, a company incorporated under the laws of England and Wales;

NON-U.S. BENEFIT PLAN means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Obligor or any of its Subsidiaries, with respect to which such Obligor or the Subsidiary has an obligation to contribute, for the benefit of employees of such Obligor or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in Clause 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code;

OBLIGOR JURISDICTION means (a) Bermuda, (b) the Cayman Islands, (c) the Republic of Ireland, and (d) any other country (i) where any Obligor is licensed or qualified to do business or (ii) from or through which payments hereunder are made by any Obligor;

OBLIGORS means each of the Account Party and the Guarantors;

OECD COUNTRY means any member of the Organisation for Economic Co-operation and Development;

OTHER TAXES means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement;

PBGC means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions;

PERSON means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity;

PLAN means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Clause 412 of the Code or Clause 302 of ERISA, and in respect of which any Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Clause 4069 of ERISA be deemed to be) an EMPLOYER as defined in Clause 3(5) of ERISA;

POTENTIAL EVENT OF DEFAULT means an event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default;

PRIVATE ACT means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to an Obligor, in whole or in part;

QUALIFYING LENDER means an institution which is a bank as defined for the purposes of Section 349 of the Income and Corporation of Taxes Act 1988 and such bank is within the charge to United Kingdom corporation tax as respects to interest which is (or which, if it were a Lender would be) payable to it hereunder;

QUARTERLY DATES means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof;

REFERENCE BANKS means, subject to Clause 26.6 (REFERENCE BANKS), the principal London offices of Citibank, N.A., ING Bank N.V., London Branch and Barclays Bank PLC;

REGISTER has the meaning given to it in Clause 26.11 (MAINTENANCE OF REGISTER BY AGENT);

RELATED PARTIES means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates;

REPRESENTATIONS means each of the representations and warranties set out in Clause 17 (REPRESENTATIONS AND WARRANTIES);

SAP means, as to each Obligor and each Subsidiary that offers insurance products, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for such Obligor's or such Subsidiary's domicile for the preparation of its financial statements and other reports by insurance corporations of the same type as such Obligor or such Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by the Account Party as provided in Clause 1.3;

SEC means the Securities and Exchange Commission of the United States of America or any successor entity;

STERLING or(POUND)refers to the lawful currency of the United Kingdom from time to time;

STONEBRIDGE UNDERWRITING means Stonebridge Underwriting Limited, a company incorporated under the laws of England and Wales;

SUBSIDIARY means, with respect to any Person (the PARENT), at any date, any corporation (or similar entity) of which a majority of the shares of outstanding capital stock normally entitled to vote for the election of directors (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, SUBSIDIARY means a Subsidiary of an Obligor;

SUBSTITUTE LENDER has the meaning give to it in Clause 4.4(a);

TAXES means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority. TAXATION and TAX shall be construed accordingly;

TERM means, save as otherwise provided herein, in relation to any Letter of Credit, the period from its Effective Date until its Expiry Date;

TOTAL COMMITMENTS means, at any time, the aggregate of the Lenders' Commitments (being on the date hereof(pound)225,000,000);

TOTAL FUNDED DEBT means, at any time, all Indebtedness of the Account Party and its Subsidiaries which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of the Account Party in accordance with GAAP;

TOTAL LC EXPOSURES means, at any time, the aggregate of the Lenders' LC
Exposures;

TRANSACTIONS means the execution, delivery and performance by the Obligors of this Agreement and the other Finance Documents to which any Obligor is intended to be a party and the issuance of Letters of Credit hereunder;

TRANSFER CERTIFICATE means a certificate in the form of Schedule 8 (FORM OF TRANSFER CERTIFICATE) delivered pursuant to Clause 26.4 (TRANSFER PROCEDURE);

TRANSFEREE means a Person to which a Lender seeks to transfer by novation all or part of such Lender's rights, benefits and obligations under the Finance Documents;

US GOVERNMENT AGENCIES means US government agencies whose debt obligations are fully and explicitly guaranteed as to the timely repayment of principal and interest by the full faith and credit of the US federal government;

UTILISATION DATE means the date on which a Letter of Credit is to be issued;

UTILISATION REQUEST means a notice substantially in the form set out in Schedule 6 (FORM OF UTILISATION REQUEST);

WITHDRAWAL LIABILITY means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA;

XL AMERICA means X.L. America, Inc., a company incorporated under the laws of Delaware, USA;

XL EUROPE means XL Europe Ltd, a company incorporated under the laws of Ireland;

XL INSURANCE means XL Insurance Ltd, a company organised under the laws of Bermuda;

XL MID OCEAN means XL Mid Ocean Reinsurance Ltd, a company organised under the laws of Bermuda.

INTERPRETATION

1.2   Any reference in this Agreement to:

(a) the AGENT, SECURITY TRUSTEE, ARRANGER, LENDER or any other Person shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

(b) CONTINUING, in the context of an Event of Default shall be construed as a reference to an Event of Default which has not been remedied or waived in accordance with the terms hereof and in relation to a POTENTIAL EVENT OF DEFAULT, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

(c) a HOLDING COMPANY of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

(d) the EQUIVALENT on any date in one currency (the FIRST CURRENCY) of an amount denominated in another currency (the SECOND CURRENCY) is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate quoted by the Agent at or about 11.00 a.m. on such date for the purchase of the first currency with the second currency;

(e) a MEMBER shall be construed (as the context may require) as a reference to an underwriting member of Lloyd's;

(f) a MONTH is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day, PROVIDED THAT, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to MONTHS shall be construed accordingly);

(g) a Lender's PARTICIPATION, in relation to a Letter of Credit, shall be construed as a reference to the rights and obligations of such Lender in relation to such Letter of Credit as are expressly set out in this Agreement;

(h) a SUCCESSOR shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

(i) an ASSET or PROPERTY shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(j) VAT shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

(k) the WINDING-UP, DISSOLUTION or ADMINISTRATION of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

(l)   unless the contrary intention appears:

        (i) a Letter of Credit is CANCELLED, REPAID or PREPAID by:

            (A) providing the Issuing Lender(s) with cash cover (as defined below); or

            (B) reducing (in accordance with the terms of this Agreement and the
                Letter of Credit) the amount that may be demanded under the Letter of Credit (or by that amount automatically reducing in accordance with the terms of the Letter of Credit); or

            (C) cancelling the Letter of Credit by (x) providing written confirmation (in form and substance satisfactory to the Agent or the Issuing Lender) from Lloyd's that the Issuing Lender(s) has no further liability under the Letter of Credit (including by way of a notice specifying that Lloyd's does not accept or unconditionally rejects a Letter of Credit (unless the Agent or the Issuing Lender as the case may be, acting reasonably, considers that Lloyd's remains entitled to make a claim under such Letter of Credit)), and (y) if Lloyd's agrees, by procuring the return of the original to the Agent;

       (ii) CASH COVER is provided, pursuant to the terms of the Charge Agreement, in respect of a Lender's participation in a Letter of Credit at any time by paying an amount in Sterling equal to the outstanding amount of that participation at that time to such account or accounts as the Agent may specify and creating effective security over such amount in favour of the Security Trustee on behalf of the Finance Parties in form and substance satisfactory to the Security Trustee (together with legal opinions, evidence of corporate authorisation, and similar documentation reasonably required by the Security Trustee), in the name of the Account Party from which the only withdrawals which may be made are withdrawals made with the prior written consent of the Security Trustee in accordance with the terms of the Charge Agreement;

      (iii) a reference to PRINCIPAL AMOUNT in respect of a Letter of Credit means the maximum amount which is expressed to be capable of being demanded under a Letter of Credit ignoring the aggregate amount of any cash cover held in relation to that Letter of Credit.

ACCOUNTING TERMS; GAAP AND SAP

1.3 Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the context requires, each as in effect from time to time; provided that, if the Account Party notifies the Agent that the Obligors request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP, as the case may be, or in the application thereof on the operation of such provision (or if the Agent notifies the Obligors that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or SAP, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

AGREEMENTS AND STATUTES

1.4   Any reference in this Agreement to:

(a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

(b) a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted; and

(c) a bylaw shall be construed as a reference to a bylaw made under Lloyd's Acts 1871 to 1982 as the same may have been, or may from time to time be, amended or replaced.

HEADINGS

1.5   Clause and Schedule headings are for ease of reference only.

TIME

1.6 Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

THE FACILITY

GRANT OF THE FACILITY

2.1 The Lenders, upon the terms and subject to other conditions hereof, grant to the Account Party a letter of credit facility in an aggregate amount of (pound)225,000,000.

PURPOSE AND APPLICATION

2.2(a)The Facility is intended to support Funds at Lloyd's for the underwriting business of the Applicants, and, accordingly, the Account Party shall apply all Letters of Credit issued hereunder in or towards satisfaction of such purpose.

(b) Without prejudice to the Account Party's obligations under Clause 2.2(a) and the remaining provisions of this Agreement, none of the Finance Parties shall be bound to enquire as to, nor shall any of them be responsible for, the purpose of, or application of the proceeds of any Letter of Credit issued hereunder.

CONDITIONS PRECEDENT

2.3 Save as the Lenders may otherwise agree, the Account Party may not deliver any Utilisation Request unless the Agent has confirmed to the Account Party and the Lenders that it has waived and/or received all of the documents and other evidence listed in Schedule 5 (CONDITIONS PRECEDENT) and that each is, in form and substance, reasonably satisfactory to the Agent.

SEVERAL OBLIGATIONS

2.4 The obligations of each Lender are several and the failure by a Lender to perform its obligations hereunder and/or under any Letter of Credit issued hereunder shall not affect the obligations of either Obligor towards any other party hereto nor shall any other party be liable for the failure by such Lender to perform its obligations hereunder and/or under such Letter of Credit.

SEVERAL RIGHTS

2.5 The rights of each Finance Party are several and any debt arising hereunder at any time from an Obligor to any Finance Party shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

CHANGE OF CURRENCY

2.6(a)If, after the date of this Agreement, more than one currency or currency unit denomination are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

        (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent; and

       (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange or conversion rate recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent acting reasonably.

(b) If a change in any currency of a country occurs, this Agreement will be amended in the manner determined by the Agent (acting reasonably) so as to reflect the change in currency and to place the parties in the same position, so far as possible, that they would have been in if no change in currency had occurred.

UTILISATION OF THE FACILITY

UTILISATION CONDITIONS FOR THE FACILITY

3.1 Save as otherwise provided herein, a Letter of Credit will be issued at the request of the Account Party on behalf of an Applicant if:

(a) no later than 10.00 a.m. two Business Days before the proposed Utilisation Date, the Agent has received a duly completed Utilisation Request from the Account Party;

(b) the proposed Utilisation Date is a Business Day falling within the Availability Period;

(c) the proposed amount of such Letter of Credit is less than or equal to the Available Facility;

(d) the proposed Term of the Letter of Credit is a period ending on or before the Final Maturity Date;

(e) the Letter of Credit is substantially in the form set out in Schedule 7 (FORM OF LETTER OF CREDIT) or in such other form requested by the Account Party which is approved by Lloyd's and the Lenders (such approval by the Lenders not to be unreasonably withheld or delayed and shall not be required unless the other form requested differs materially from the form set out in Schedule 7);

(f)   the beneficiary of such Letter of Credit is Lloyd's; and

(g) on and as of the proposed Utilisation Date (a) no Default has occurred and is continuing and (b) the Representations are true in all material respects.

REQUEST FOR LETTERS OF CREDIT

3.2 The Account Party may request the issue by the Lenders hereunder of a total of up to six Letters of Credit in respect of the Applicants. A single Utilisation Request may be issued in respect of more than one Letter of Credit.

COMPLETION OF LETTERS OF CREDIT

3.3 The Agent is authorised to arrange for the issue of any Letter of Credit pursuant to Clause 3.1 (UTILISATION CONDITIONS FOR THE FACILITY) by:

(a) completing the Effective Date and the proposed Expiry Date of such Letter of Credit;

(b) completing the schedule to such Letter of Credit with the percentage participation of each Lender as allocated pursuant to the terms hereof;

(c) executing such Letter of Credit on behalf of each Lender and following such execution delivering such Letter of Credit to Lloyd's on the Utilisation Date; and

(d) executing and delivering a "principal private residence letter" in respect of each such Letter of Credit substantially in the form set out in Appendix 3 to Schedule 7 (FORM OF LETTER AS TO PRINCIPAL PRIVATE RESIDENCES OF THE APPLICANTS).

EXPIRY DATE

3.4 Each Letter of Credit shall expire at or prior to the close of business on 31 December 2004 (prior to giving effect to the automatic extension pursuant to Clause 4.1) (or, in the case of any renewal or extension thereof (or subsequent renewals or extensions) in accordance with Clause 4 (EXTENSION OF LETTER OF CREDIT), one year after such renewal or extension (or subsequent renewal or extension)).

EACH LENDER'S PARTICIPATION IN LETTERS OF CREDIT

3.5(a)Save as otherwise provided herein, each Lender will participate in each Letter of Credit issued pursuant to this Clause 3 in the proportion borne by its Available

      Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

(b) No Lender shall participate in or issue any Letter of Credit to the extent that its LC Exposure would exceed its Commitment following the issue of that Letter of Credit.

NOTIFICATION TO LENDERS

3.6 On or before each Utilisation Date the Agent shall notify each Lender of the Letter of Credit that is to be issued by the Agent on behalf of the Lenders, the name of the Applicant in respect of whom the Letter of Credit is being issued, the proposed length of the relevant Term and the aggregate principal amount of the relevant Letter of Credit allocated to such Lender pursuant to this Agreement.

CANCELLATION OF AVAILABLE COMMITMENTS

3.7 On the expiry of the Availability Period, the Available Facility and each Lender's Available Commitment shall be reduced to zero and accordingly the remaining Commitments of each Lender shall be equal to their respective LC Exposure under any issued Letters of Credit.

EXTENSION OF LETTERS OF CREDIT

AUTOMATIC EXTENSION

4.1(a)Each Lender acknowledges that, subject to the terms of this Agreement, on 31 December of each year, each issued Letter of Credit shall be extended automatically to 31 December of the year immediately succeeding the year in which its then current Expiry Date falls, unless Lloyd's receives notice to the contrary, so that each Letter of Credit shall on any date be valid for a minimum of four years from such date. No Finance Party is entitled to give notice of non-renewal to Lloyd's pursuant to Clause 3 of
      Schedule 7 except as permitted by this Clause 4.

(b) In any year, the Account Party may, by notice to the Agent given no later than 1 October of that year cancel the automatic extension of one or more Letters of Credit, in which case the Agent shall promptly give notice to the Lenders and to Lloyd's of that cancellation. Following the giving of such notice by the Account Party, that Letter of Credit will expire on its then current Expiry Date.

LENDERS' RIGHTS TO DECLINE EXTENSIONS OF A LETTER OF CREDIT

4.2 In any year (other than the year 2000), each Lender may in its absolute discretion elect not to participate in the automatic extension of a Letter of Credit which (pursuant to Clause 4.1) is expressed to take place on 31 December of that year. Each Lender undertakes to notify the Agent in writing as soon as reasonably practicable after it has determined that it will not participate in the extension, and in any event by no later than close of business on 1 September of that year. The Agent shall give notice thereof to the Account Party within two Business Days of notification from such Lender. Unless notice is given to the Agent as aforesaid each Lender will be deemed automatically to have agreed to the extension taking place on 31 December of such year.

EXTENSION OF A LETTER OF CREDIT

4.3(a)If none of the Lenders have given notice pursuant to Clause 4.2 (LENDER'S
      RIGHTS) by 1 September of any year the Agent shall promptly notify the Account Party and the Lenders thereof and subject to the provisions of Clause 4.6 (EXTENSION CONDITIONS PRECEDENT), the Letter of Credit shall be automatically extended on 31 December of that year in accordance with the terms thereof.

(b) If in any year a Lender gives notice in accordance with the provisions of Clause 4.2 (LENDER'S RIGHTS) that it does not agree to a requested extension of any Letter of Credit the Agent shall notify the Account Party accordingly within two Business Days thereafter, (and shall notify Lloyd's no earlier than 3 Business Days before 1 December and no later than 1 December of that year) and the succeeding provisions of this Clause 4 shall apply.

SUBSTITUTE LENDER

4.4(a)If in any year any Lender (a DECLINING LENDER) gives notice in accordance with the provisions of Clause 4.2 (LENDERS' RIGHTS) that it does not agree to the extension scheduled to occur on 31 December of that year, then the Account Party may designate by the date which falls no later than the close of business on the earlier of the date which falls four weeks prior to the Funds Date of that year and the date which falls four weeks prior to 1 December of that year an Approved Credit Institution (which may be an existing Lender or Lenders) (the SUBSTITUTE LENDER) which is willing to assume all of the rights and obligations of the Declining Lender in respect of its participation in the relevant Letter of Credit (the OLD LETTER OF CREDIT).

(b) If the Account Party has found a Substitute Lender it shall promptly notify the Agent and the Declining Lender thereof and shall use its best efforts to procure the release by Lloyd's of the Old Letter of Credit from the Funds at Lloyd's of the relevant Applicant.

(c) The Declining Lender shall as soon as reasonably practicable and in any event no later than the earlier of two weeks prior to the Funds Date of such year and two weeks prior to 1 December of such year transfer its rights and obligations hereunder to the Substitute Lender in accordance with the provisions of Clause 26.3 (TRANSFERS BY LENDERS) provided that such transfer shall not be effective until the Funds Date of such year.

(d) The Substitute Lender shall pay to the Declining Lender all amounts then due and owing (and all fees accrued to but excluding the date of such transfer) to the Declining Lender in respect of its participation in the Old Letter of Credit.

REPLACEMENT LETTERS OF CREDIT (FOLLOWING EXTENSION)

4.5(a)If a Substitute Lender has become party hereto pursuant to Clause 4.4
      (SUBSTITUTE LENDER), then subject to the provisions of Clause 4.6 (EXTENSION CONDITIONS PRECEDENT) the Lenders who are deemed to have agreed to the extension of the Old Letter of Credit (the EXTENDING LENDERS) shall, together with the Substitute Lender, participate in, and issue by the Funds Date of such year, a new Letter of Credit (the NEW LETTER OF CREDIT) which shall (i) replace the Old Letter of Credit, (ii) be in an amount equal to the Old Letter of Credit and (iii) have an Expiry Date calculated pursuant to Clause 4.1.

(b) If a Substitute Lender has not been found by the time specified in Clause 4.4(a) then: (i) the Account Party shall use its best efforts to procure the release by Lloyd's of the Old Letter of Credit from the Funds at Lloyd's of the relevant Applicant, (ii) subject to the provisions of Clause 4.6 (EXTENSION CONDITIONS PRECEDENT), the Extending Lenders shall participate in, and issue by the Funds Date of such year, a new Letter of Credit (the REDUCED LETTER OF CREDIT) which shall (x) replace their participation in the Old Letter of Credit, (y) be in an amount equal to the Old Letter of Credit LESS the amount of the Declining Lender's participation and (z) have an Expiry Date calculated pursuant to Clause 4.1; and (iii) the Declining Lender shall participate in a separate Letter of Credit (a BILATERAL LETTER OF Credit) which shall (x) replace its participation in the Old Letter of Credit, (y) be in an amount equal to the Declining Lender's participation in the Old Letter of Credit and (z) have an Expiry Date which is the same as the Expiry Date specified in the Old Letter of Credit (as the same may have been previously extended from time to time with the consent of the Declining Lender).

EXTENSION CONDITIONS PRECEDENT

4.6(a)On or prior to close of business on 1 December of any year, the Account
      Party shall promptly notify the Agent if (as of 1 December of that year):

        (i) an Event of Default or Potential Event of Default occurs which is continuing;

       (ii) any of the Representations cease to be correct in all material respects, or become misleading in any material respect; or

      (iii) the Letter of Credit which is to be automatically extended pursuant to Clause 4.1 ceases solely to be used to support the relevant Applicant's underwriting business at Lloyd's which has been provided in accordance with the requirements of Lloyd's applicable to it.

(b) Subject to due notification to Lloyd's in accordance with the provisions of the relevant Letter of Credit, the Lenders shall not be obliged to participate in the automatic extension of a Letter of Credit to occur on 31 December of any year if any of the events specified in Clause 4.6(a) above occurs and is continuing as at 1 December of that year, and any Finance Party shall be entitled to give notice to Lloyd's on 1 December of that year to that effect.

CANCELLATION OF BILATERAL LETTERS OF CREDIT

4.7 At any time after the issue of a Bilateral Letter of Credit by a Declining Lender the Account Party may give the Agent and the Declining Lender not less than fourteen days' prior written notice of its intention to procure that the liability of the Declining Lender under such Letter of Credit is reduced to zero (whereupon it shall do so).

REVISED LETTERS OF CREDIT

4.8 In the event that the Funds at Lloyd's Requirements of an Applicant changes at or around the time of any given Funds Date in terms of amount and/or the identity of the Applicant, subject to the approval of Lloyd's and subject to each Lender's LC Exposures under the Letters of Credit issued hereunder not being increased, the Lenders shall co-operate with the Account Party to ensure to the extent reasonably possible that the Letters of Credit provide for the revised Funds at Lloyd's Requirements of the Applicants.

INCREASE TO FACILITY

4.9 If at any time a Bilateral Letter of Credit is outstanding, the Account Party shall have the right to increase the size of the Facility by up to the principal amount of the Bilateral Letter of Credit(s) outstanding by introducing a new lender (which may be an existing Lender) and on terms that one or more outstanding Bilateral Letters of Credit having an aggregate principal amount at least equal to the increase are cancelled at the time the increase takes effect. Each Lender agrees to execute any documentation giving effect to this increase and new lender provided that no such documentation may increase the Commitment of any Lender without the express consent of that Lender at the time such documentation is executed.

PAYMENT OF DEMANDS

DISBURSEMENT PROCEDURES

5.1(a)The Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Agent shall promptly after such examination (and in any event by 12 noon on the Business Day immediately following receipt of such demand) (i) notify each of the Lenders and the Account Party by facsimile of such demand for payment and (ii) deliver to each Lender and the Account Party a copy of each document purporting to represent a demand for payment under such Letter of Credit.

(b) With respect to any drawing properly made under a Letter of Credit, each Lender will make an LC Disbursement in respect of such Letter of Credit in accordance with its liability under such Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Agent most recently designated by it for such purpose by notice to the Lenders within two Business Days of receipt of a demand for payment under such Letter of Credit by the Agent;

(c)   The Agent will and undertakes to each Lender that it will:

        (i) make any such LC Disbursement available to Lloyd's as the beneficiary of such Letter of Credit by promptly crediting the amounts so received from the Lenders, in like funds, to the account identified by Lloyd's in connection with such demand for payment on the date following two Business Days after the receipt by the Agent of such demand; and

       (ii) notify each Lender on the third Business Day after the receipt by the Agent of such demand for payment that it has credited such amounts to the account identified by Lloyd's.

(d) Promptly following any LC Disbursement by any Lender in respect of any Letter of Credit, the Agent will notify the Account Party of such LC Disbursement provided that any failure to give or delay in giving such notice shall not relieve the Account Party of their obligation to reimburse the Lenders with respect to any such LC Disbursement.

RIGHT TO MAKE PAYMENTS UNDER LETTERS OF CREDIT

5.2 Each Lender shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the Account Party or any other investigation or enquiry.

LIABILITY OF LENDERS

5.3 Neither the Agent, nor any Lender nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided that the foregoing shall not be construed to excuse the Agent or a Lender from liability to any Obligor to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Obligors to the extent permitted by applicable law) suffered by any Obligor that are caused by the gross negligence or wilful misconduct of the Agent or a Lender. The parties hereto expressly agree that:

(a) the Agent may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(b) the Agent shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(c) this Clause shall establish the standard of care to be exercised by the Agent when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

THE ACCOUNT PARTY'S LIABILITIES IN RELATION TO LETTERS OF CREDIT

THE ACCOUNT PARTY'S INDEMNITY TO LENDERS

6.1 The Account Party shall irrevocably and unconditionally as a primary obligation indemnify (on demand by the Agent (and any Lender may require the Agent to make such demand)) each Lender against:

(a) any LC Disbursement paid or payable by such Lender in accordance with the terms of any Letter of Credit requested by the Account Party; and

(b) all liabilities, reasonable costs (including, without limitation, any costs incurred in funding any amount which falls due from such Lender in connection with such Letter of Credit), claims, losses and reasonable expenses which such Lender may at any time properly incur or sustain in connection with any Letter of Credit.

PRESERVATION OF RIGHTS

6.2 Neither the obligations of the Account Party set out in this Clause 6 nor the rights, powers and remedies conferred on any Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:

(a) the winding-up, dissolution, administration or re-organisation of any Lender or any other person or any change in its status, function, control or ownership;

(b) any of the obligations of any Lender or any other person hereunder or under any Letter of Credit or under any other security taken in respect of the Account Party's obligations hereunder or otherwise in connection with any Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c) time or other indulgence being granted or agreed to be granted to any Lender or any other person in respect of its obligations hereunder or under or in connection with any Letter of Credit or under any such other security;

(d) any amendment to, or any variation, waiver or release of, any obligation of any Lender or any other person under any Letter of Credit or this Agreement;

(e) any other act, event or omission which, but for this Clause 6 might operate to discharge, impair or otherwise affect any of the obligations of the Account Party set out in this Clause 6 or any of the rights, powers or remedies conferred upon any Lender by this Agreement or by law.

The obligations of the Account Party set out in this Clause 6 shall be in addition to and independent of every other security which any Lender may at any time hold in respect of the Account Party's obligations hereunder.

SETTLEMENT CONDITIONAL

6.3 Any settlement or discharge between the Account Party and a Lender shall be conditional upon no security or payment to such Lender by the Account Party or any other person on behalf of the Account Party, being avoided or reduced by virtue of any laws relating to Bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Lender shall be entitled to recover the value or amount of such security or payment from the Account Party subsequently as if such settlement or discharge had not occurred.

DEFAULT INTEREST

7. A Demand Amount shall bear interest during each Default Period in respect thereof, and any other amount unpaid hereunder shall bear interest for so long as it remains outstanding at rate of the sum of (i) two per cent. per annum (ii) the Mandatory Costs in respect thereof at such time, and (iii) LIBOR on each day whilst such amount remains outstanding. Such interest shall be payable by the Account Party on the date on which it reimburses the Lenders under clause 6.1(a) and (b) (THE ACCOUNT PARTY'S INDEMNITY TO LENDERS).

TERMINATION AND REDUCTION OF THE COMMITMENTS

SCHEDULED TERMINATION

8.1 Unless previously terminated, the unutilised Commitments shall terminate at the close of business on the Commitment Termination Date.

VOLUNTARY CANCELLATION OR REDUCTION

8.2 The Account Party may at any time cancel, or from time to time reduce, the Total Commitments; provided that (a) each reduction of the Total Commitments shall be in an amount of (pound)15,000,000 or a larger multiple of (pound)5,000,000 and (b) the Account Party shall not cancel or reduce the Commitments if the Total LC Exposures would exceed the Total Commitments.

NOTICE OF VOLUNTARY CANCELLATION OR REDUCTION

8.3 The Account Party shall notify the Agent of any election to cancel or reduce the Total Commitments under Clause 8.2 at least three Business Days prior to the effective date of such cancellation or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Account Party pursuant to this Clause shall be irrevocable; provided that a notice of cancellation of the Commitments delivered by the Account Party may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Account Party (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied.

NO OTHER REPAYMENTS OR CANCELLATION

8.4 The Account Party shall not repay or cancel all or any part of the LC Exposures except at the times and in the manner expressly provided for in this Agreement.

EFFECT OF CANCELLATION OR REDUCTION

8.5 Any cancellation or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made rateably among the Lenders in accordance with their respective Commitments.

FEES

PARTICIPATION FEE

9.1 The Account Party shall pay to the Agent for the account of the Lenders the participation fees specified in the Fee Letter.

LETTER OF CREDIT FEE

9.2(a)The Account Party shall pay to the Agent for account of each Lender pro rata according to their respective LC Exposures hereunder a letter of credit fee computed at the rate of 0.40 per cent. per annum on the principal amount of each issued Letter of Credit payable from the Utilisation Date until the Expiry Date (as extended) of that Letter of Credit or any earlier cancellation, repayment or prepayment of the Letter of Credit in accordance with Clause 8 (TERMINATION AND REDUCTION OF THE COMMITMENTS) of this Agreement;

(b) The letter of credit fees shall be payable quarterly in arrears on each Quarterly Date and on the date on which the Lenders cease to have any LC Exposure. Letter of credit fees accrued through and including each Quarterly Date shall be payable on the fifth Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; and

(c) The Agent shall notify the Account Party in writing at least ten Business Days prior to each Quarterly Date of (i) the letter of credit fee payable in respect of each Letter of Credit issued and (ii) the aggregate letter of credit fee payable in respect of all Letters of Credit issued.

COMMITMENT FEE

9.3 The Account Party shall pay to the Agent for the account of each Lender a commitment fee at the rate of 0.10 per cent. per annum on its Available Commitment (as determined on a daily basis) for the period from the date hereof to 1 January 2001 (inclusive). The commitment fee shall be payable by the Account Party on the first Business Day following 1 January 2001.

AGENT FEES

9.4 The Account Party agrees to pay to the Agent, for its own account, the agency fees payable in the amounts and at the times specified in the letter dated 28 September 2000 from the Arranger to the Account Party.

PAYMENT OF FEES

9.5 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent for distribution, in the case of the letter of credit fees and the commitment fees referred to in Clause 9.1 and 9.2, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error in the calculation or payment of fees due and payable.

BASIS OF CALCULATION

9.6 The fees payable pursuant to Clauses 9.1, 9.2 and 9.3 shall be calculated on the basis of actual days elapsed and in the case of Clauses 9.1 and 9.2, a 365 day year and in the case of Clause 9.3, a 360 day year.

TAXES

TAX GROSS-UP

10.1 All payments to be made by an Obligor to any Finance Party hereunder, whether in respect of principal, interest, fees or any other item, shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

TAX INDEMNITY

10.2 Without prejudice to Clause 10.1 (TAX GROSS-UP), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Account Party shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 10.2 shall not apply to:

(a) any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party by the jurisdiction in which such Finance Party is incorporated; or

(b) any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party by the jurisdiction in which its Facility Office is located.

LENDERS' TAX STATUS CONFIRMATION

10.3 Each Lender confirms in favour of the Agent (on the date hereof or, in the case of a Lender which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:

(a)   it is a Qualifying Lender; or

(b) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the LC Exposures and any interest thereon.

CLAIMS BY LENDERS

10.4 A Lender intending to make a claim pursuant to Clause 10.2 (TAX INDEMNITY) shall promptly notify the Agent of the event giving rise to the claim, whereupon the Agent shall promptly notify the Account Party thereof.

TAX RECEIPTS

NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

11.1 If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly, upon becoming aware of the same, notify the Agent.

EVIDENCE OF PAYMENT OF TAX

11.2 If an Obligor makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Lender, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Lender's share of such payment.

TAX CREDIT PAYMENT

11.3 If an additional payment is made under Clause 10 (TAXES) by an Obligor for the benefit of any Finance Party and such Finance Party, in its sole discretion, determines that it has obtained (and has derived full use and benefit from) a credit against, a relief or remission for, or repayment of, any tax, then, if and to the extent that such Finance Party, in its sole opinion, determines that:

(a) such credit, relief, remission or repayment is in respect of or calculated with reference to the additional payment made pursuant to Clause 10 (TAXES); and

(b) its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled,

such Finance Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Obligor such amount as such Finance Party shall, in its sole opinion, determine to be the amount which will leave such Finance Party (after such payment) in no worse after-tax position than it would have been in had the additional payment in question not been required to be made by such Obligor.

TAX CREDIT CLAWBACK

11.4  If any Finance Party makes any payment to an Obligor pursuant to Clause
11.3 (TAX CREDIT PAYMENT) and such Finance Party subsequently determines, in its sole opinion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, the Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

TAX AND OTHER AFFAIRS

11.5 No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 10.1 (TAX GROSS-UP) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

INCREASED COSTS

INCREASED COSTS

12.1 Subject to Clause 12.2 (EXCEPTIONS), if after the date of this Agreement, the result of:

(a) the introduction of or any change in the official or judicial interpretation or application of any Law (having the force of law or if not having the force of law, generally complied with by a Lender in relation to any relevant jurisdiction); and/or

(b) compliance (without adopting materially less prudent policies or standards than those previously adopted by it) by any Lender or by the holding company of any Lender with any of the matters mentioned in paragraph (a) above, including in each case, without limitation, those laws relating to Taxation, any change in currency, any reserve, special deposit, cash ratio, liquidity or capital adequacy requirement or any other form of banking or monetary controls, is that:

        (i) a Lender or its holding company incurs an additional cost as a result of that Finance Party having entered into, or performing, maintaining or funding its obligations under this Agreement; or

       (ii) a Lender or its holding company incurs an additional cost in making, funding or maintaining any Letters of Credit made or to be made by it under this Agreement; or

      (iii) any amount payable to a Lender or the effective return to a Lender under this Agreement or the effective return to a Lender or its holding company on its capital is reduced as a result of any change in the amount or nature of the capital resources required to be allocated in respect of a Lender's participation under this Agreement; or

       (iv) a Lender makes any payment or foregoes any interest or other return on or calculated by reference to any amount received or receivable by it from the Account Party or the Agent under this Agreement;

then and in each such case:

            (A) the Lender shall notify the Account Party through the Agent of the relevant event promptly upon becoming aware of the event giving details of any costs or amount likely to be demanded under paragraph (B);

            (B) promptly following any demand from time to time by that Lender through the Agent, the Account Party shall pay to the Agent for the account of that Finance Party (or, as the case may be, its holding company) such amount as shall compensate such Finance Party or its holding company for the additional cost, reduction, payment or foregone interest or other return.

EXCEPTIONS

12.2  Clause 12.1 shall not apply to or in respect of:

(a)   any circumstances referred to in Clause 10.2 (TAX INDEMNITY);

(b) any circumstances for which a relevant Lender has been compensated for under Clause 12.3.

ILLEGALITY

13. If, after the date of this Agreement, any Change in Law or in the official or judicial interpretation or application thereof shall make it unlawful or contrary to an official directive in any jurisdiction for any Lender to make available or fund or maintain or to give effect to its obligations as contemplated by this Agreement or the Letters of Credit (or, by reason only of a Change of Law, the Lender ceases to be an Approved Credit Institution), the Lender shall promptly on becoming aware of the same give notice thereof to the Account Party through the Agent, whereupon:

(a) where such change makes it unlawful or contrary to an official directive to maintain or give effect to its obligations under this Agreement, if the Agent on behalf of such Lender so requires, the Account Party shall by no later than the last day of any applicable grace period specified by the applicable Law ensure that the liabilities of such Lender under or in respect of each Letter of Credit are cancelled within the meaning of Clause 1.2(l)(i)(A) (or use its best efforts to ensure that such liabilities are cancelled within the meaning of Clause 1.2(l)(i)(C)), the Commitment of that Lender shall forthwith be cancelled and the Account Party shall prepay forthwith fees, costs and expenses due to that Lender hereunder;

(b) where such change only makes it unlawful or contrary to an official directive to participate in further Letters of Credit under this Agreement, then upon receipt by the Agent of that notice, the Available Commitment of that Lender shall be reduced to zero, and upon the expiry of each Letter of Credit in which it is participating at such time, its resulting Available Commitment shall also be cancelled, provided that if the Lender subsequently transfers or assigns its rights and obligations under this Agreement to a new lender pursuant to Clause 26.5 (RIGHTS TO SUBSTITUTE A SINGLE BANK), the Account Party may by notice to the Agent increase the Commitment of such new lender by the amount of the Available Commitment that was previously cancelled.

MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

DESIGNATION OF A DIFFERENT LENDING OFFICE

14.1 If any Lender requests compensation under Clause 12 (INCREASED COSTS), or if the Account Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Clause 10 (TAXES), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Letters of Credit hereunder or to transfer its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Clause 12 (INCREASED COSTS) or 10 (TAXES), as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Account Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

REPLACEMENT OF LENDERS

14.2 If any Lender requests compensation under Clause 12 (INCREASED COSTS), or if any Account Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Clause 10 (TAXES), or if any Lender defaults in its obligation to make LC Disbursements hereunder, or if any Lender ceases to be an Approved Credit Institution, then the Account Party may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Clause
26.5 (RIGHT TO SUBSTITUTE SINGLE LENDER)), all its interests, rights and obligations under this Agreement to an Approved Credit Institution that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Account Party shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld;

(b) such Lender shall have received payment of an amount equal to the outstanding amount of its LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Account Party (in the case of all other amounts); and

(c) in the case of any such assignment resulting from a claim for compensation under Clause 12 (INCREASED COSTS) or payments required to be made pursuant to Clause 10 (TAXES), such assignment will result in a reduction in such compensation or payments.

A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Account Party to require such assignment and delegation cease to apply.

PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

PAYMENTS BY THE ACCOUNT PARTY

15.1(a) The Account Party shall make each payment required to be made by them hereunder or under any other Finance Document (except to the extent otherwise provided therein) in Sterling on the date when due, in immediately available cleared funds, without set-off or counterclaim (and in the case of payments required pursuant to Clause 6, by 11.00 a.m. on the due date). Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for the purposes of calculating interest thereon. All such payments shall be made to the Agent at the account most recently notified by it, except payments pursuant to Clauses 12 (INCREASED Costs), 10 (TAXES), 24 (COSTS AND EXPENSES) and 25 (INDEMNITIES), which shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof.

(b) If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

CURRENCY

15.2 All amounts payable under this Agreement in respect of any Letter of Credit shall be payable in Sterling.

APPLICATION OF INSUFFICIENT PAYMENTS

15.3 If at any time insufficient funds are received by and available to the Agent to pay fully all Demand Amounts, interest, fees and expenses then due hereunder, such funds shall be applied:

(a) FIRST, in or towards payment pro rata of any unpaid fees, costs, expenses, indemnity payments and other amounts due to the Agent and the Security Trustee under the Finance Documents;

(b) SECONDLY, in or towards payment pro rata of any unpaid costs and expenses of the Lenders under the Finance Documents;

(c) THIRDLY, in or towards payment pro rata of any outstanding fees (other than Letter of Credit Fees) payable to the Lenders under the Finance Documents;

(d) FOURTHLY, in or towards payment pro rata of all accrued Letter of Credit Fees due to Issuing Lenders but unsatisfied under this Agreement;

(e)   FIFTHLY, in or towards payment pro rata of any interest on Demand Amounts;

(f)   SIXTHLY, in or towards payment pro rata of Demand Amounts;

(g) SEVENTHLY, in or towards payment pro rata of any principal (other than a Demand Amount) due but unsatisfied under this Agreement (including, for the avoidance of doubt, any cash cover to be provided under a Letter of Credit); and

(h) EIGHTHLY, in or towards payment pro rata of any other sum due but unsatisfied under this Agreement.

PRO RATA TREATMENT

15.4  Except to the extent otherwise provided herein:

(a) each reimbursement of LC Disbursements shall be made to the Lenders, each payment of fees under Clause 9 (FEES) shall be made for account of the Lenders, and each termination or reduction of the Commitments under Clause 8 (TERMINATION AND REDUCTION OF THE COMMITMENTS) shall be applied to the respective Commitments of the Lenders, pro rata according to their respective Commitments; and

(b) each payment of interest shall be made for account of the Lenders pro rata in accordance with the amounts of interest then due and payable to the respective Lenders.

SHARING OF PAYMENTS BY LENDERS

15.5 If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any LC Exposures resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its LC Exposures and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the LC Exposures of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of LC Exposures; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this Clause shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in LC Disbursements to any assignee or participant, other than to the Account Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Account Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Account

Party in the amount of such participation and the Obligors authorise the Lenders to exchange Transfer Certificates and any other documentation to give effect to those purchases of participations.

PRESUMPTIONS OF PAYMENT

15.6 Unless the Agent shall have received notice from any party prior to the date on which any payment is due to the Agent hereunder that the payor will not make such payment, the Agent may assume that the payor has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant payee the amount due. In such event, if the payor has not in fact made such payment, then each of the payees severally agrees to repay to the Agent forthwith on demand the amount so distributed to that payee with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Agent's cost of funds from such sources as the Agent may reasonably select.

CERTAIN DEDUCTIONS BY THE AGENT

15.7 If any Lender shall fail to make any payment required to be made by it pursuant to Clause 15.5 (SHARING OF PAYMENTS BY LENDERS), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for account of such Lender to satisfy such Lender's obligations under such Clauses until all such unsatisfied obligations are fully paid.

GUARANTEE AND INDEMNITY

GUARANTEE AND INDEMNITY

16.1  The Guarantors, jointly and severally, irrevocably and unconditionally:

(a) guarantee to each Finance Party the due and punctual payment from time to time on demand any and every sum or sums of money which the Account Party is at any time liable to pay to any Finance Party under or pursuant to the Finance Documents and which has become due and payable but has not been paid at the time such demand is made (the GUARANTEED OBLIGATIONS); and

(b) agree as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of the Account Party under or pursuant to the Finance Documents being or becoming void, voidable, unenforceable or ineffective as against the Account Party for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Account Party.

ADDITIONAL SECURITY

16.2 The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of the Account Party's obligations under the Finance Documents.

CONTINUING OBLIGATIONS

16.3 The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Account Party under the Finance Documents and shall continue in full force and effect until final payment in full of all amounts owing by the Account Party under this Agreement and total satisfaction of all the Account Party's actual and contingent obligations under the Finance Documents.

OBLIGATIONS NOT DISCHARGED

16.4 Neither the obligations of the Guarantors herein contained nor the rights, powers and remedies conferred in respect of the Guarantors upon any Finance Party by the Finance Documents or by law shall be discharged, impaired or otherwise affected by:

(a) the winding-up, dissolution, administration or re-organisation of the Account Party or any other person or any change in its status, function, control or ownership;

(b) any of the obligations of the Account Party or any other person under the Finance Documents or under any other security taken in respect of any of its obligations under the Finance Documents being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c) time or other indulgence being granted or agreed to be granted to any Obligor in respect of its obligations under the Finance Documents or under any such other security;

(d) any amendment to, or any variation, waiver or release of, any obligation of any Obligor under the Finance Documents or under any such other security;

(e) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the Obligors' obligations under the Finance Documents;

(f) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Obligors' obligations under the Finance Documents; or

(g) any other act, event or omission which, but for this Clause 16.4, might operate to discharge, impair or otherwise affect any of the obligations of any Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by the Finance Documents or by law.

SETTLEMENT CONDITIONAL

16.5 Any settlement or discharge between any Obligor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by the Account Party or any other person on behalf of the Account Party being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from the Account Party subsequently as if such settlement or discharge had not occurred.

EXERCISE OF RIGHTS

16.6 No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of any Guarantor by the Finance Documents or by law to:

(a)   make any demand of the Account Party or any other Obligor;

(b) take any action or obtain judgment in any court against the Account Party or any other Obligor;

(c) make or file any claim or proof in a winding-up or dissolution of the Account Party or any other Obligor; or

(d) enforce or seek to enforce any other security taken in respect of any of the obligations of the Account Party or any other Obligor under the Finance Documents.

DEFERRAL OF GUARANTOR'S RIGHTS

16.7 Each Guarantor agrees that, so long as any amounts are or may be owed by the Account Party under the Finance Documents or the Account Party is under any actual or contingent obligations under the Finance Documents, it shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under the Finance Documents:

(a)   to be indemnified by the Account Party; and/or

(b) to claim any contribution from any other Guarantor of the Account Party's obligations under the Finance Documents; and/or

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other security taken pursuant to, or in connection with, this Agreement by all or any of the Finance Documents.

RIGHTS OF CONTRIBUTION

16.8 The Guarantors (other than the Account Party) hereby agree, as between themselves, that if any such Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor (other than the Account Party) shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Clause shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Clause 16 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Clause, (i) EXCESS FUNDING GUARANTOR means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) EXCESS PAYMENT means, in respect of any Guaranteed

Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) PRO RATA SHARE means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors (other than the Account Party) exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors under this Clause 16) of all of the Guarantors (other than the Account Party), determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

GENERAL LIMITATION ON GUARANTEE OBLIGATIONS

16.9 In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganisation or other law in any other jurisdiction affecting the rights of creditors generally, if the obligations of any Guarantor under Clause 16.1 (GUARANTEE AND INDEMNITY) would otherwise, taking into account the provisions of Clause 16.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Clause
16.1 (GUARANTEE AND INDEMNITY), then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

REPRESENTATIONS AND WARRANTIES

17.1 Each Obligor represents and warrants to the Lenders on the date of this Agreement, the Closing Date and 1 December of each year unless no extension is to occur on December 31 of such year (with reference to the facts and circumstances subsisting on each such date) as follows.

ORGANISATION; POWERS

17.2 It and each of its Subsidiaries is duly organised, validly existing and in good standing under the laws of the jurisdiction of its organisation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

AUTHORISATION: ENFORCEABILITY

17.3 The Transactions are within such Obligor's corporate powers and have been duly authorised by all necessary corporate and, if required, by all necessary shareholder action. Each Finance Document to which such Obligor is party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganisation, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

GOVERNMENTAL APPROVALS; NO CONFLICTS

17.4 The Transactions (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organisational documents of such Obligor or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon such Obligor or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries.

FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE

17.5(a) FINANCIAL CONDITION. Such Obligor has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, shareholders' equity and cash flows of such Obligor and its consolidated Subsidiaries (i) as of and for the fiscal years ended December 31, 1998 and December 31, 1999, reported on by PricewaterhouseCoopers LLP, independent public accountants (as provided in the Account Party's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1999), and (ii) as of and for the fiscal quarter ended June 30, 2000, as provided in the Account Party's Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2000. Such financial statements (and any further such statements delivered pursuant to Clause 18.1(a) and (b)) present fairly, in all material respects, the financial position and results of operations and cash flows of such Obligor and its respective consolidated Subsidiaries as of such dates and for such periods (or the dates or periods to which any such further statements relate) in accordance with GAAP or (in the case of XL Europe, XL Insurance or XL Mid Ocean) SAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in (ii) of the first sentence of this paragraph.

(b) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no material adverse change in the assets, business, financial condition or operations of such Obligor and its Subsidiaries, taken as a whole.

PROPERTIES

17.6(a) PROPERTY GENERALLY. Such Obligor and each of its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Clause 19.3 (LIENS) and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilise such properties for their intended purposes.

(b) INTELLECTUAL PROPERTY. Such Obligor and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Obligor and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

LITIGATION AND ENVIRONMENTAL MATTERS

17.7(a) ACTIONS, SUITS AND PROCEEDINGS. Except as disclosed in Schedule 2 Part C or as routinely encountered in claims activity, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Obligor, threatened against or affecting such Obligor or any of its Subsidiaries
        (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Finance Documents or the Transactions.

(b) ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 2 Part D and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither such Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

COMPLIANCE WITH LAWS AND AGREEMENTS

17.8 Such Obligor and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

INVESTMENT AND HOLDING COMPANY STATUS

17.9 Such Obligor is not (a) an INVESTMENT COMPANY as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a HOLDING COMPANY as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

TAXES

17.10 Such Obligor and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

ERISA

17.11 No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect.

Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Obligor or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and
(iii) neither any Obligor nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.

DISCLOSURE

17.12 The reports, financial statements, certificates or other information furnished by such Obligor to the Lenders in connection with the negotiation of this Agreement or any other Finance Document or delivered hereunder (taken as a whole) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, such Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

USE OF CREDIT

17.13 Neither such Obligor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit will be used in connection with buying or carrying any Margin Stock.

SUBSIDIARIES

17.14 Set forth in Schedule 3 is a complete and correct list of all of the Subsidiaries of the Account Party as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organisation of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 3, (x) each of the Account Party and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 5, (y) all of the issued and outstanding capital stock of each such Person organised as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of the Account Party with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to any Obligor.

WITHHOLDING TAXES

17.15 Based upon information with respect to each Lender provided by each Lender to the Agent, as of the date hereof, the payment of the LC Disbursements and interest thereon, the fees under Clause 9 (FEES) and all other amounts payable hereunder will not be subject, by withholding or deduction, to any Taxes imposed by any Obligor Jurisdiction.

STAMP TAXES

17.16 To ensure the legality, validity, enforceability or admissibility in evidence of the Finance Documents, it is not necessary that the Finance Documents or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of any of the Finance Documents, or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid.

LEGAL FORM

17.17 The Finance Documents are in proper legal form under the laws of any Obligor Jurisdiction for the admissibility thereof in the courts of such Obligor Jurisdiction.

CLAIMS PARI PASSU

17.18 Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Finance Parties against it under this Agreement or any other Finance Document will rank at least PARI PASSU with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

AFFIRMATIVE COVENANTS

18. Until the Commitments have expired or been terminated and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Obligors covenant and agree with the Lenders that:

FINANCIAL STATEMENTS AND OTHER INFORMATION

18.1  Each Obligor will furnish to the Agent and each Lender:

(a) within 135 days after the end of each fiscal year of such Obligor (but in the case of the Account Party, within 100 days after the end of each fiscal year of the Account Party), the audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of such Obligor and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if such figures were already produced for such corresponding period or periods) (it being understood that delivery to the Lenders of the Account Party's Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (a) to deliver the annual financial statements of the Account Party so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (a)), all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognised national standing (without a GOING CONCERN or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Obligor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Europe, XL Insurance and XL Mid Ocean) SAP, as the case may be, consistently applied;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of such Obligor, the consolidated balance sheet and related statements of operations, shareholders' equity and cash flows of such Obligor and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of such Obligor as presenting fairly in all material respects the financial condition and results of operations of such Obligor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP or (in the case of XL Europe, XL Insurance and XL Mid Ocean) SAP, as the case may be, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Lenders of the Account Party's Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements of this paragraph (b) to deliver the quarterly financial statements of the Account Party so long as the financial information required to be contained in such Report is substantially the same as the financial information required under this paragraph (b));

(c) concurrently with any delivery of financial statements under Clause 18.1(a) and (b), a certificate signed on behalf of each Obligor by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Clauses
      19.3 (LIENS), 19.5 (RATIO OF TOTAL FUNDED DEBT TO TOTAL CAPITALISATION),
      19.6 (CONSOLIDATED NET WORTH) and 19.7 (INDEBTEDNESS) and (iii) stating whether any change in GAAP or (in the case of XL Europe, XL Insurance and XL Mid Ocean) SAP or in the application thereof has occurred since the date of the audited financial statements referred to in Clause 17.5(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under Clause 18.1(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by such Obligor or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any U.S. or other securities exchange, or distributed by such Obligor to its shareholders generally, as the case may be;

(f) concurrently with any delivery of financial statements under Clause 18.1(a) and (b), a certificate of a Financial Officer of the Account Party, setting forth on a consolidated basis for the Account Party and its consolidated Subsidiaries as of the end of the fiscal year or quarter to which such certificate relates (i) the aggregate book value of assets which are subject to Liens permitted under Clause 19.3(g) (LIENS) and the aggregate book value of liabilities which are subject to Liens permitted under Clause 19.3(g) (it being understood that the reports required by paragraphs (a) and (b) of this Clause shall satisfy the requirement (i) of this Clause 18.1(f) if such reports set forth separately, in accordance with GAAP, line items corresponding to such aggregate book values) and
      (ii) a calculation showing the portion of each of such aggregate amounts which portion is attributable to transactions among wholly-owned Subsidiaries of the Account Party; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Account Party or any of its

      Subsidiaries, or compliance with the terms of this Agreement, as the Agent or any Lender may reasonably request.

NOTICES OF MATERIAL EVENTS

18.2 Each Obligor will furnish to the Agent and each Lender prompt written notice of the following:

(a)   the occurrence of any Default; and

(b) any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Clause shall be accompanied by a statement of a Financial Officer or other executive officer of the relevant Obligor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by such Obligor with respect thereto.

PRESERVATION OF EXISTENCE AND FRANCHISES

18.3 Each Obligor will, and will cause each of its Subsidiaries to, maintain its corporate existence and its material rights and franchises in full force and effect in its jurisdiction of incorporation except where the failure to maintain such corporate existence and material rights and franchises would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided that the foregoing shall not prohibit any merger or consolidation permitted under Clause 19.1 (MERGERS) or 19.2 (DISPOSITIONS). Each Obligor will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

INSURANCE

18.4 Each Obligor will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated.

MAINTENANCE OF PROPERTIES

18.5 Each Obligor will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect, provided, however, that the foregoing shall not impose on such Obligor or any Subsidiary of such Obligor any obligation in respect of any property leased by such Obligor or such Subsidiary in addition to such Obligor's obligations under the applicable document creating such Obligor's or such Subsidiary's lease or tenancy.

PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS PAYMENT OF OTHER CURRENT LIABILITIES

18.6 Each Obligor will, and will cause each of its Subsidiaries to, pay or discharge:

(a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

(b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

(c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Clause 19.3 (LIENS)) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Obligor in any proceeding under the Bermuda Companies Law or Bermuda Insurance Law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Obligor or such Subsidiary;

provided that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Obligor need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP or SAP, as the case may be, shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

FINANCIAL ACCOUNTING PRACTICES

18.7 Such Obligor will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Clause 18.1 (FINANCIAL STATEMENTS AND OTHER INFORMATION) in conformity with GAAP and SAP, as applicable, and to maintain accountability for assets.

COMPLIANCE WITH APPLICABLE LAWS

18.8 Each Obligor will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law and Bermuda Insurance Laws) in all respects; provided that such Obligor or any Subsidiary of such Obligor will not be deemed to be in violation of this Clause as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect or
(ii) otherwise impair the ability of such Obligor to perform its obligations under this Agreement.

USE OF LETTERS OF CREDIT

18.9 No Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

CONTINUATION OF AND CHANGE IN BUSINESSES

18.10 Each Obligor and its Subsidiaries will continue to engage in substantially the same business or businesses it engaged in (or proposes to engage in) on the date of this Agreement and businesses related or incidental thereto.


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

VISITATION

18.11 Each Obligor will permit such Persons as any Lender may reasonably designate to visit and inspect any of the properties of such Obligor, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Obligor at such times as such Lender may reasonably request. Each Obligor hereby authorises its financial management to discuss with any Lender the affairs of such Obligor.

NEGATIVE COVENANTS

19. Until the Total Commitments have expired or terminated and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each of the Obligors covenants and agrees with the Lenders that:

MERGERS

19.1 No Obligor will merge with or into or consolidate with any other Person, except that if no Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto any Obligor may merge or consolidate with any other corporation, including a Subsidiary, if such Obligor shall be the surviving corporation.

DISPOSITIONS

19.2 No Obligor will, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Clause as a DISPOSITION and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

(a) Dispositions in the ordinary course of business involving current assets or other assets classified on such Obligor's balance sheet as available for sale;

(b) sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, provided that any such sales, conveyances or transfers shall not individually, or in the aggregate for the Obligor and their respective Subsidiaries, exceed $500,000,000 in any calendar year;

(c) Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Obligor or its Subsidiaries;

(d) Dispositions between or among the Obligors and their wholly owned Subsidiaries; or

(e) Dispositions with Affiliates in accordance with Clause 19.4(c) (TRANSACTIONS WITH AFFILIATES).


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

LIENS

19.3 No Obligor will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

(a) Liens existing on the date hereof (and extension, renewal and replacement Liens upon the same property, provided that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing) and listed on Part B of Schedule 2;

(b) Liens arising from taxes, assessments, charges, levies or claims described in Clause 18.6 (PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS, PAYMENTS OF OTHER CURRENT LIABILITIES) that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of Clause 18.6;

(c) Liens on property securing all or part of the purchase price thereof to such Obligor and Liens (whether or not assumed) existing on property at the time of purchase thereof by such Obligor (and extension, renewal and replacement Liens upon the same property); provided (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Obligor, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

(d) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Obligor or any such Subsidiary;

(e) Liens securing Indebtedness permitted by Clause 19.7(b) (INDEBTEDNESS) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

(f) Liens on cash and securities of an Obligor or its Subsidiaries incurred as part of the management of its investment portfolio in accordance with the Account Party's Statement of Investment Policy Objectives and Guidelines as in effect on the date hereof or as it may be changed from time to time by a resolution duly adopted by the board of directors of the Account Party (or any committee thereof);

(g) Liens on (i) assets received, and on actual or imputed investment income on such assets received, relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Obligor's or any of their Subsidiary's business as an insurance or reinsurance company (including guaranteed investment contracts) or corporate member of Lloyd's or as a provider of financial or investment services or contracts, or the proceeds thereof, in each case held in a segregated trust or other account and securing such liabilities or (ii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; provided that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this Clause 19.3(g);

(h) statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business; and

(i) Liens existing on property of a Person immediately prior to its being consolidated with or merged into any Obligor or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Obligor or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, provided that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

TRANSACTIONS WITH AFFILIATES

19.4 No Obligor will, nor will it permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Obligor, or directly or indirectly agree to do any of the foregoing, except:

(a) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Part A of Schedule 2;

(b)   transactions between any Obligor and its wholly-owned Subsidiaries; and

(c) transactions with Affiliates in good faith in the ordinary course of such Obligor's business consistent with past practice and on terms no less favorable to such Obligor or any Subsidiary than those that could have been obtained in a comparable transaction on an arm's length basis from an unrelated Person except if any such transaction would not have a Material Adverse Effect.

RATIO OF TOTAL FUNDED DEBT TO TOTAL CAPITALISATION

19.5  The Account Party will not permit its ratio of (a) Total Funded Debt to
(b) the sum of Total Funded Debt plus Consolidated Net Worth to be greater than 0.35:1.00 at any time.

CONSOLIDATED NET WORTH

19.6 The Account Party will not permit its Consolidated Net Worth to be less than the sum of (a) $4,535,621,000 plus (b) 25% of net income (if positive) for each fiscal quarter of the Account Party commencing with the fiscal quarter ending September 30, 2000.

INDEBTEDNESS

19.7 No Obligor will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

(a)   Indebtedness created hereunder and under any other Finance Document;

(b) secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Obligor or any Subsidiary in an aggregate principal amount (for all Obligors and their respective Subsidiaries) not exceeding $300,000,000 at any time outstanding;

(c) other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist;

(d) Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by any Obligor or any Subsidiary;

(e)   Indebtedness incurred in transactions described in Clause 19.3(f); and

(f)   Indebtedness existing on the date hereof and described in Part A of
      Schedule 2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

RATINGS DOWNGRADE

19.8  If at any time one of the following conditions is not satisfied:

        (i) the Account Party has a claims-paying rating of at least "A" from A.M. Best & Co. (or its successor); and

       (ii) XL Insurance has a rating of at least "A" from Standard & Poor's Rating Services (or its successor);

then the Agent may (and if so instructed by the Majority Lenders shall) require the Account Party within 5 Business Days of the failure to satisfy either condition, either:

(a) to provide cash cover in an amount equal to the aggregate LC Exposures for the time being; or

(b) to deposit BIS Qualifying Assets with a custodian acceptable to the Agent, and enter into custodian and other relevant documentation, together with documentation required by the Security Trustee to give the Security Trustee (for the benefit of itself and the other Finance Parties) an effective and perfected security interest in respect of those BIS Qualifying Assets, in an aggregate amount equal to 105% of the aggregate LC Exposures for the time being.

Notwithstanding any of the foregoing provisions of this Clause 19.8, if at any time subsequent to compliance by the Account Party with (a) or (b) above, both of the conditions in (i) and (ii) above are satisfied, the Security Trustee will instruct a bank holding any cash cover or otherwise take all necessary actions to release and return any cash cover or BIS Qualifying Assets to the Account Party.

PRIVATE ACT

19.9 No Account Party will become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989.

EVENTS OF DEFAULT

20.1  If any of the following events (EVENTS OF DEFAULT) shall occur:

(a)   FAILURE TO PAY:

        (i) any Obligor shall fail to pay any Demand Amount when and as the same shall become due and payable; or

       (ii) any Obligor shall fail to pay any interest or any fee payable under this Agreement or any other Finance Document or any other amount (other than an amount referred to in Clause 20.1(a)(i)) payable under this Agreement or any other Finance Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 3 or more days;

(b) MISREPRESENTATION: any representation or warranty made or deemed made by any Obligor in or in connection with this Agreement or any other Finance Document or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

(c)   BREACH OF OBLIGATIONS:

        (i) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Clause 19 (NEGATIVE Covenants); and

       (ii) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Finance Document (other than those specified in Clause 20.1(a) or (c)(i)) and such failure shall continue unremedied for a period of 20 or more days after notice thereof from the Agent (given at the request of any Lender) to such Obligor;

(d) CROSS DEFAULT: any Obligor or any of its Subsidiaries shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $50,000,000 or more, or any payment of any principal amount of $50,000,000 or more under Hedging Agreements, in each case beyond any period of grace provided with respect thereto, or
      (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $50,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement, provided that this Clause 20.1(d) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(e) WINDING-UP: a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Obligor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation of such Obligor under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision) or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Obligor or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(f) INSOLVENCY AND RESCHEDULING: any Obligor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under the Bermuda Companies Law or the Cayman Islands Companies Law (2000 Revision) or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Obligor in furtherance of any of the aforesaid purposes;

(g) MATERIAL UNSATISFIED JUDGMENT OR ORDER: one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against any Obligor or any of its Subsidiaries or any combination thereof and the same shall not have been vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 45 days from the entry thereof;

(h) ERISA EVENT: an ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Obligors and their Subsidiaries in an aggregate amount exceeding $100,000,000;

(i)   CHANGE OF CONTROL: a Change in Control shall occur;

(j) CHANGE IN OWNERSHIP: the Account Party shall cease to own, beneficially and of record, directly or indirectly all of the outstanding voting shares of capital stock of XL Insurance, XL Mid Ocean, XL America or XL Europe (except, in the case of any company organised under the laws of Bermuda, for a nominal number of shares owned by nominee shareholders required by the Bermuda Companies Law); or

(k) ILLEGALITY: at any time it is or becomes unlawful for any Obligor to perform or comply with any or all of its obligations hereunder or any court or arbitrator or any governmental body, agency or official which has jurisdiction in the matter shall decide, rule or order that any provision of the Finance Documents is invalid or unenforceable in any material respect, or any Obligor shall so assert in writing;

(l) DEFAULT UNDER GUARANTEE: the guarantee contained in Clause 16 (GUARANTEE AND INDEMNITY) shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor or any Guarantor or any Person acting for or on behalf of any of such parties shall contest such validity or binding nature of such guarantee itself or the Transactions, or any other Person shall assert any of the foregoing;

then, and in every such event (other than an event with respect to any Obligor described in Clause 20.1.(e) or 20.1(f)), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Majority Lenders shall, by notice to the Account Party, take any of the following actions, at the same or different times:

(i) terminate the Total Commitments, and thereupon the Total Commitments shall terminate immediately;

(ii) require the Account Party forthwith to provide cash cover in respect of any LC Exposure pursuant to a Letter of Credit; and

(iii) declare all fees and other obligations of the Account Party accrued hereunder to be due and payable in whole (or in part, in which case any fees and other obligations not so declared to be due and payable may thereafter be declared to be due and payable) and thereupon such fees and other obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Party;

and in case of any event with respect to any Obligor described in Clause 20.1(e) or 20.1(f):

        (x) the Commitments shall automatically terminate; and

        (y) the Account Party shall automatically be required to provide cash cover in respect of any LC Exposure pursuant to a Letter of Credit; and

        (z) all fees and other obligations of the Account Party accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Account Party.

THE AGENT, THE ARRANGER AND THE LENDERS

APPOINTMENT OF THE AGENT

21.1 The Arranger and each of the Lenders hereby appoints the Agent to act as its agent in connection herewith and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

AGENT'S DISCRETIONS

21.2  The Agent may:

(a) assume, unless it has, in its capacity as agent for the Lenders, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Finance Documents and (d) any right, power, authority or discretion vested therein upon the Majority Lenders, the Lenders or any other person or group of persons has not been exercised;

(b) assume that the Facility Office of each Lender is that notified to it by such Lender in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Lender a notice designating some other office of such Lender to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

(c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

(d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

(e)   rely upon any communication or document believed by it to be genuine;

(f) refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

(g) refrain from acting in accordance with any instructions of the Majority Lenders to begin any legal action or proceeding arising out of or in connection with the Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions; and

(h) assume (unless it has specific notice to the contrary) that any notice or request made by the Account Party is made on behalf of the Obligors.

AGENT'S OBLIGATIONS

21.3  The Agent shall:

(a) promptly inform each Lender of the contents of any notice or document received by it in its capacity as Agent from an Obligor under the Finance Documents and shall promptly deliver to each Lender a copy of each Letter of Credit delivered to Lloyd's pursuant to Clause 3.3 (COMPLETION OF LETTERS OF CREDIT);

(b) promptly notify each Lender of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Finance Documents of which the Agent has notice from any other party hereto;

(c) save as otherwise provided herein, act as agent under the Finance Documents in accordance with any instructions given to it by an Majority Lenders, which instructions shall be binding on the Arranger and the Lenders; and

(d) if so instructed by the Majority Lenders, refrain from exercising any right, power or discretion vested in it as agent under the Finance Documents.

The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

EXCLUDED OBLIGATIONS

21.4 Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the Arranger shall:

(a) be bound to enquire as to (i) whether or not any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (ii) the occurrence of any Default, (iii) the performance by an Obligor of its obligations under the Finance Documents or (iv) any breach of or default by an Obligor of or under its obligations under the Finance Documents;

(b) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

(c) be bound to disclose to any other person any information relating to any Obligor or any Related Party if (i) such person, on providing such information, expressly stated to the Agent or, as the case may be, the Arranger, that such information was confidential or (ii) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

(d) be under any obligations other than those for which express provision is made herein; or

(e)   be or be deemed to be a fiduciary for any other party hereto.

INDEMNIFICATION

21.5 Each Lender shall, pro rata according to its respective Commitment, from time to time on demand by the Agent, indemnify the Agent against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any value added tax thereon (or equivalent) which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder.

EXCLUSION OF LIABILITIES

21.6 Except in the case of gross negligence or wilful default, neither the Agent nor the Arranger accepts any responsibility:

(a) for the adequacy, accuracy and/or completeness of any information supplied by the Agent or the Arranger, by an Obligor or by any other person in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

(b) for the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

(c) for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

Accordingly, neither the Agent nor the Arranger shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

NO ACTIONS

21.7 Each of the Lenders agree that it will not assert or seek to assert against any director, officer or employee of the Agent or the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 21.6 (EXCLUSION OF LIABILITIES).

BUSINESS WITH THE GROUP

21.8 The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Obligors or their Subsidiaries.

RESIGNATION

21.9 The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, PROVIDED THAT no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 21.

SUCCESSOR AGENT

21.10 If the Agent gives notice of its resignation pursuant to Clause 21.9 (RESIGNATION) then any reputable and experienced Lender or other financial institution may be appointed as a successor to the Agent by the Majority Lenders (with the approval of the Account Party, not to be unreasonably withheld or delayed,) during the period of such notice (with the co-operation of the Agent) but, if no such successor is so appointed, the Agent may appoint such a successor itself.

RIGHTS AND OBLIGATIONS

21.11 If a successor to the Agent is appointed under the provisions of Clause
21.10 (SUCCESSOR AGENT), then (a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 21 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

OWN RESPONSIBILITY

21.12 It is understood and agreed by each Lender that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with this Agreement including, but not limited to:

(a) the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

(b) the legality, validity, effectiveness, adequacy and enforceability of the Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

(c) whether such Lender has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of its assets under or in connection with the Finance Documents, the Transactions or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; and

(d) the adequacy, accuracy and/or completeness of any information provided by the Agent or the Arranger, an Obligor or by any other person in connection with the Finance Documents, the Transactions or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

Accordingly, each Lender acknowledges to the Agent and the Arranger that it has not relied on and will not hereafter rely on the Agent and the Arranger or either of them in respect of any of these matters.

AGENCY DIVISION SEPARATE

21.13 In acting as agent hereunder for the Lenders, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 21, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

DECLARATION OF AGENT AS SECURITY TRUSTEE

21.14 The Agent hereby declares that it shall hold:

(a) all rights, titles and interests that may hereafter be mortgaged, charged, assigned or otherwise secured in favour of the Agent by or pursuant to the Finance Documents;

(b) the benefit of all representations, covenants, guarantees, indemnities and other contractual provisions given in favour of the Agent (other than any such benefits given to the Agent solely for its own benefit) by or pursuant to the Finance Documents (other than this Agreement); and

(c) all proceeds of the security referred to in paragraph (a) above and of the enforcement of the benefits referred to in paragraph (b) above,

on trust for itself and the other Finance Parties from time to time.

Such declaration shall remain valid notwithstanding that the Agent may on the date hereof or at any other time be the sole Finance Party; for the avoidance of doubt, however, such declaration shall, in such case, be deemed repeated on each date on which the Agent ceases to be the sole Finance Party.

Each of the parties hereto agrees that the obligations, rights and benefits vested or to be vested in the Agent as trustee as aforesaid by the Finance Documents or any document entered into pursuant thereto shall (as well before as after enforcement) be performed and (as the case may be) exercised by the Agent in accordance with the provisions of this Clause 21.

POWERS AND DISCRETIONS

21.15 The Agent shall have all the powers and discretions conferred upon trustees by the Trustee Act 1925 (to the extent not inconsistent herewith) and by way of supplement it is expressly declared as follows:


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

(a) the Agent shall be at liberty to place any of the Finance Documents and any other instruments, documents or deeds delivered to it pursuant thereto or in connection therewith for the time being in its possession in any safe deposit, safe or receptacle selected by the Agent or with any Lender, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute;

(b) the Agent may, whenever it thinks fit, delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons all or any of the rights, trusts, powers, authorities and discretions vested in it by any of the Finance Documents and such delegation may be made upon such terms and subject to such conditions (including the power to sub-delegate) and subject to such regulations as the Agent may think fit and the Agent shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of, any such delegate (or sub-delegate);

(c) notwithstanding anything else herein contained, the Agent may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(d) save in the case of gross negligence or wilful misconduct, the Agent and every attorney, agent, delegate, sub-delegate and any other person appointed by any of them under any of the Finance Documents may indemnify itself or himself out of the security held by the Agent against all liabilities, costs, fees, charges, losses and expenses incurred by any of them in relation to or arising out of the taking or holding of any of the security constituted by, or any of the benefits provided by, any of the Finance Documents, in the exercise or purported exercise of the rights, trusts, powers and discretions vested in any of them or in respect of any other matter or thing done or omitted to be done in any way relating to any of the Finance Documents or pursuant to any law or regulation; and

(e) without prejudice to the provisions of any of the Finance Documents, the Agent shall not be under any obligation to insure any property or to require any other person to maintain any such insurance and shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy or insufficiency of any such insurance.

LIABILITY

21.16 The Agent shall not be liable for any failure:

(a) to require the deposit with it of any deed or document certifying, representing or constituting the title of the Account Party to any of the property mortgaged, charged, assigned or otherwise encumbered by or pursuant to any of the Finance Documents;

(b) to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any of the Finance Documents;

(c) to register or notify any deed or document mentioned at paragraph (a) above in accordance with the provisions of any of the documents of title of the Account Party;


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

(d) to effect or procure registration of or otherwise protect any of the security created by any of the Finance Documents by registering the same under any applicable registration laws in any territory or otherwise by registering any notice, caution or other entry prescribed by or pursuant to the provisions of relevant laws;

(e) to take or to require the Account Party to take any steps to render the security created or purported to be created by or pursuant to any of the Finance Documents effective or to secure the creation of any ancillary charge under the laws of any jurisdiction; or

(f)   to require any further assurances in relation to any of the Finance
      Documents.

TITLE TO SECURITY ETC.

21.17 The Agent may accept without enquiry, requisition or objection such right and title as the Account Party may have to the property belonging (or purportedly belonging) to it (or any part thereof) which is the subject matter of any of the Finance Documents and shall not be bound or concerned to investigate or make any enquiry into the right or title of the Account Party to such property (or any part thereof) or, without prejudice to the foregoing, to require the Account Party to remedy any defect in the Account Party's right or title as aforesaid.

NEW SECURITY TRUSTEE

21.18 The Agent may at any time appoint any person (whether or not a trust corporation) to act either as a separate trustee or as a co-trustee jointly with the Agent:

(a) if the Agent considers such appointment to be in the interests of the Lenders; or

(b) for the purposes of conforming to any legal requirements, restrictions or conditions which the Agent deems relevant for the purposes of the Finance Documents and the Agent shall give prior notice to the Account Party and the Lenders of any such appointment.

Any person so appointed shall (subject to the provisions of the Finance Documents) have such powers, authorities and discretions and such duties and obligations as shall be conferred or imposed or such person by the instrument of appointment and shall have the same benefits under this Clause 21 as the Agent.

The Agent shall have power in like manner to remove any person so appointed.

Such reasonable remuneration as the Agent may pay to any person so appointed, and any costs, charges and expenses incurred by such person in performing its functions pursuant to such appointment, shall for the purposes hereof be treated as costs, charges and expenses incurred by the Agent under the Finance Documents.

PERPETUITY PERIOD

21.19 The perpetuity period under the rule against perpetuities if applicable to the trusts constituted in this Clause 21 and the other Finance Documents shall be the period of eighty years from the date of this Agreement and, subject thereto, if the Agent determines that all of the obligations of the Account Party under any of the Finance Documents have been fully and unconditionally discharged, such trusts shall be wound up.


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

LENDER REPRESENTATIONS

21.20 Each Lender represents to the Agent on the date of issue of each Letter of Credit that:

(a) the execution and delivery of each Letter of Credit by the Agent on the Lender's behalf has been duly authorised by all necessary action on the part of the Lender;

(b) the obligations of the Lender under each Letter of Credit constitute its legal, valid and binding obligations; and

(c) it has not participated in such Letter of Credit on the basis that the collateral securing the repayment of any amounts payable by it under the Letter of Credit comprises directly or indirectly a security interest over a Principal Private Residence.

LETTERS OF CREDIT

21.21 Each Lender shall, (a) pro rata according to its respective Commitment, indemnify the Agent against any and all liabilities, costs and expenses which the Agent may incur (in its capacity as Agent) as a result of the execution and delivery of any Letter of Credit and any documents executed and delivered by the Agent in connection therewith; and (b) inform the Agent promptly if at any time the collateral securing the repayment of any amounts payable under any Letter of Credit comprises directly or indirectly a security interest over a Principal Private Residence.

NOTICES

22. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)   if to any Obligor, to:

      XL Capital Ltd;
      Cumberland House,
      One Victoria Street,
      Hamilton HM 11
      Bermuda,

      Attention:  William Robbie
      (Telecopy No. (441) 2966399);

      with a copy to Paul S. Giordano Esq., General Counsel, at the same address and telecopy number;

(b)   if to the Agent:

      P O Box 242
      336 The Strand
      London WC2R 1HB

      Tel:        44 207 500 4194
      Fax:        44 207 500 4482/4484
      Attention:  Loans Agency


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(c)   if to a Lender, to it at its address (or telecopy number) on the signature pages of this Agreement, or such other address as it shall notify to the Agents and the Account Party.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Account Party and the Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

WAIVERS AND AMENDMENTS

NO DEEMED WAIVERS

23.1 No failure or delay by any Finance Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or consent to any departure by an Obligor therefrom shall in any event be effective unless the same shall be permitted by Clause 23.3 (AMENDMENTS), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

REMEDIES CUMULATIVE

23.2 The rights and remedies of the Finance Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

AMENDMENTS

23.3 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Majority Lenders or by the Obligors and the Agent with the consent of the Majority Lenders; PROVIDED that no such agreement shall:

       (i) increase the Commitment of any Lender without the written consent of such Lender,

      (ii) reduce the amount of any reimbursement obligation of the Account Party in respect of any LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

     (iii) postpone the scheduled date for reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment or any Letter of Credit (other than an extension thereof pursuant to Clause 4), without the written consent of each Lender affected thereby,


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

      (iv) change Clause 15.4 (PRO RATA TREATMENT) or 15.5 (SHARING OF PAYMENTS BY LENDERS) without the consent of each Lender affected thereby,

       (v) release any of the Guarantors from any of their guarantee obligations under Clause 16 (GUARANTEE AND INDEMNITY) without the written consent of each Lender,

       (vi) release any security granted by the Account Party pursuant to Clause
            19.8 (RATINGS DOWNGRADE) or 20.1 (EVENTS OF DEFAULT) without the written consent of each Lender, and

      (vii) change any of the provisions of this Clause or the percentage in the definition of the term MAJORITY LENDERS or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent.

COSTS AND EXPENSES

24.1   The Account Party shall pay:

(a) all reasonable out-of-pocket expenses and charges incurred by the Agent and/or the Arranger (together with VAT or any similar tax thereon and including the reasonable fees, charges and disbursements of counsel for the Agent) in connection with the syndication of the credit facilities provided for herein, the negotiation, preparation, execution and administration of the Finance Documents (subject to the terms of the Commitment Letter) or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated);

(b) all reasonable out-of-pocket expenses incurred by the Agent, the Security Trustee or any Lender, (together with VAT or any similar tax thereon and including the reasonable fees, charges and disbursements of one legal counsel for the Agent and one legal counsel for the Lenders), in connection with the preservation and/or enforcement or protection of its rights in connection with the Finance Documents, including its rights under this Clause, or in connection with Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

STAMP DUTY

24.2 The Account Party shall pay all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

INDEMNITIES

CURRENCY INDEMNITY

25.1(a) If:


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

        (i) any amount payable by the Account Party under or in connection with this Agreement is received by any Finance Party in a currency (the PAYMENT CURRENCY) other than that agreed in this Agreement (the AGREED CURRENCY) whether as a result of any judgement or order or the enforcement thereof, the liquidation of the payer or otherwise; and

       (ii) the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency.

      then the Account Party shall, as an independent obligation, indemnify such Finance Party for the deficiency and any loss sustained as a result. Such conversion shall be made at such prevailing rate of exchange, on such date and in such market as is determined by such Finance Party (acting reasonably) as being most appropriate for the conversion. The Account Party shall in addition pay the costs of the conversion.

(b) The Account Party waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable in this Agreement.

OTHER INDEMNITIES

25.2 The Obligors shall indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an INDEMNITEE) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of:

(a) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby;

(b) any Letter of Credit or the use of any thereof (including any refusal by any Lender to honour a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit);

(c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or wilful misconduct of such Indemnitee.

REIMBURSEMENT BY LENDERS

25.3 To the extent that the Obligors fail to pay any amount required to be paid by them to the Agent under Clauses 25 (COSTS AND EXPENSES) or 25.1 (CURRENCY INDEMNITY) and 25.2 (OTHER INDEMNITIES), each Lender severally agrees to pay to the Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

ALTERATION TO THE PARTIES

SUCCESSORS

26.1 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

ASSIGNMENTS AND TRANSFERS BY THE ACCOUNT PARTY

26.2 The Account Party shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Account Party without such consent shall be null and void).

TRANSFERS BY LENDERS.

26.3(a) Any Lender (the TRANSFEROR) may at any time transfer to another Approved
        Credit Institution (the TRANSFEREE) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment) and under any Letter of Credit to which it is a party; PROVIDED THAT:

        (i) except in the case of an transfer to a Lender or a Lender Affiliate, each of the Account Party and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed);

       (ii) except in the case of an transfer to a Lender or a Lender Affiliate or a transfer of the entire remaining amount of the Transferor's Commitment, the amount of the Commitment of the Transferor subject to each such transfer (determined as of the date of the Transfer Certificate) shall not be less than (pound)3,000,000 unless each of the Account Party and the Agent otherwise consent;

      (iii) a transfer of obligations shall only be effective if the Transferee has confirmed to the Agent and the Account Party prior to the transfer taking effect that it undertakes to be bound by the terms of this Agreement as Lender in form and substance reasonably satisfactory to the Agent and the Account Party; and on any such transfer being made the Transferor shall be relieved of its obligations to the extent they are transferred to the Transferee;

       (iv) the Transferee, if it shall not be a Lender, shall deliver relevant contact, notice and account details to the Agent (with a copy to the Account Party);

      PROVIDED FURTHER that any consent of the Account Party otherwise required under this paragraph shall not be required if an Event of Default under Clause 20.1(a), (e) or (f) has occurred and is continuing. Upon transfer pursuant to Clause 26.4, from and after the last to occur of (i) the effective date specified in each Transfer Certificate; and (ii) the cancellation of a Letter of Credit and the issue of a new Letter of Credit with the Transferee identified as an Issuing Lender, the Transferee thereunder shall be a party hereto and, to the extent of the lesser of the interest assigned by such Transfer Certificate and the Transferee's participation as an Issuing lender of a re-issued Letter of Credit (the TRANSFERRED INTEREST), have the rights and obligations of a Lender under this Agreement, and the Transferor


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

      thereunder shall, to the extent of the Transferred Interest, be released from its obligations under this Agreement (and, in the case of Transfer Certificate covering all of the Transferor's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Clauses 12 (INCREASED COSTS), 10 (TAXES) 24 (COSTS AND EXPENSES) and 25 (INDEMNITIES)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Clause 26.7 (PARTICIPATIONS).

      Notwithstanding anything to the contrary contained herein, any Lender (a GRANTING LENDER) may grant to a special purpose vehicle (an SPV) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Agent and the Account Party, the option to provide to the Account Party all or any part of any LC Disbursement that such Granting Lender would otherwise be obligated to make to the Account Party pursuant to Clause 2.1, PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any LC Disbursement, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such LC Disbursement, the Granting Lender shall be obligated to make such LC Disbursement pursuant to the terms hereof and (iii) the Account Party may bring any proceeding against either or both the Granting Lender or the SPV in order to enforce any rights of the Account Party hereunder; and (iv) the SPV shall agree to the terms of Clause 30.2 (CONFIDENTIALITY). The making of an LC Disbursement by an SPV hereunder shall utilise the Commitment of the Granting Lender to the same extent, and as if, such LC Disbursement were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Clause, any SPV may with notice to, but without the prior written consent of, the Account Party or the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Letter of Credit to its Granting Lender or to any financial institutions (consented to by the Account Party and the Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to issue such Letters of Credit and such SPV may disclose, on a confidential basis, confidential information with respect to any Account Party and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding LC Disbursements under this Agreement.

(b) On each occasion a Transferor assigns, transfers or novates any of its rights and/or obligations under this Agreement, the Transferee (unless it is already a Lender or a Lender Affiliate immediately prior to the transfer) shall ensure that the Agent has notice of the same and shall, on the date the assignment, transfer and/or novation takes effect, pay to the Agent for its own account a fee of (pound)1,000.

(c) Neither a Transferor nor any other Finance Party is responsible to a Transferee for:

        (i) the execution, genuineness, validity, enforceability or sufficiency of any Finance Documents or any other document;

       (ii) the collectability of amounts payable under any Finance Documents or the financial condition of or the performance of its obligations under the Finance Documents by any Obligor; or

      (iii) the accuracy of any statements or information (whether written or oral) made in or in connection with or supplied in connection with any Finance Documents.

(d) Each Transferee confirms to the Transferor and the other Finance Parties that it:

        (i) has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Transferor or any other Finance Party in connection with any Finance Documents; and

       (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities for so long as there are any Commitments or LC Exposures under this Agreement.

(e)   Nothing in any Finance Document obliges a Transferor to:

        (i) accept a re-transfer from an Transferee of any of the rights and/or obligations assigned, transferred or novated under this clause; or

       (ii) support any losses incurred by the Transferee by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

26.4  TRANSFER PROCEDURE:

(a)   A novation is effected if:

        (i) the Transferor and the Transferee deliver to the Agent a duly completed Transfer Certificate executed by the Transferor and the Transferee,; and

       (ii) the Agent executes it.

(b) Each Party (other than the Transferor and the Transferee) irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf.

(c) To the extent that they are expressed to be the subject of the novation in the Transfer Certificate:

        (i) the Transferor and the other Parties (the EXISTING PARTIES) will be released from their obligations to each other under the Finance Documents (the DISCHARGED OBLIGATIONS);

       (ii) the Transferee and the existing Parties will assume obligations towards each other under the Finance Documents which differ from the discharged obligations only insofar as they are owed to or assumed by the Transferee instead of the Transferor;

      (iii) the rights of the Transferor against the existing Parties under the Finance Documents and vice versa (the DISCHARGED RIGHTS) will be cancelled; and

       (iv) the Transferee and the existing Parties will acquire rights against each other under the Finance Documents which differ from the discharged rights only insofar as they are exercisable by or against the Transferee instead of the Transferor, all on the date specified in the proviso to Clause 26.3(a).

RIGHT TO SUBSTITUTE SINGLE LENDER

26.5  If:

(a) any sum payable to any Finance Party by the Account Party is required to be increased under Clause 10 (TAXES); or

(b) any Lender claims indemnification from the Account Party under Clause 12.1 (INCREASED COSTS); or

(c) a Lender's Available Commitment has been reduced to zero pursuant to Clause 13(b) (ILLEGALITY),

the Account Party may give the Agent notice of its intention to arrange the substitution of that Lender with a new bank or financial institution.

On receipt of a notice from the Account Party referred to above, the Lender shall use its best endeavours to promptly assign or transfer all of its rights and obligations under this Agreement to an Approved Credit Institution nominated by the Account Party. Such transfer will be effected in accordance with Clause
26.4 (TRANSFER PROCEDURE) and the consideration for such transfer shall be an amount equal to the sum of all amounts accrued and owing by the Account Party to the transferring Lender as calculated on the date of transfer.

REFERENCE BANKS

26.6 If a Reference Bank ceases to be one of the Lenders, the Agent shall (in consultation with the Account Party) appoint another Lender or an affiliate of a Lender to replace that Reference Bank.

PARTICIPATIONS

26.7 Any Lender may sell participations to one or more Lenders or other entities (a PARTICIPANT) in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment); PROVIDED that:

        (i) any such participation sold to a Participant which is not a Lender or a Lender Affiliate shall be made only with the consent (which in each case shall not be unreasonably withheld) of the Account Party and the Agent, unless an Event of Default under Clause 20.1(a), (e) or (f) has occurred and is continuing, in which case the consent of the Account Party shall not be required;

       (ii) such Lender's obligations under this Agreement and the other Finance Documents shall remain unchanged;

      (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

       (iv) the Account Party, the Agent, the Security Trustee and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Finance Documents; and

        (v) the Participant shall agree to the terms of Clause 30.2 (CONFIDENTIALITY).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Finance Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Finance Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Clause 23.3 (AMENDMENTS) that affects such Participant. Subject to Clause 26.8 (NO INCREASED COSTS), the Obligors agree that each Participant shall be entitled to the benefits of Clauses 12 (INCREASED COSTS) and 10 (TAXES) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Clause
26.3 (TRANSFERS BY LENDERS).

NO INCREASED COSTS

26.8 No Participant or Transferee shall be entitled to receive any greater payment under Clause 12 (INCREASED COSTS) and 10 (TAXES) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the Lender interest transferred.

CERTAIN PLEDGES

26.9 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, and this Clause shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

NO TRANSFERS TO ANY ACCOUNT PARTY OR AFFILIATES

26.10 Anything in this Clause to the contrary notwithstanding, no Lender may assign or participate any interest in any LC Exposure held by it hereunder to any Obligor or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

MAINTENANCE OF REGISTER BY THE AGENT

26.11 The Agent, acting for this purpose as an agent of the Account Party, shall maintain at one of its offices in London a copy of each Transfer Certificate delivered to it and a register of the names and addresses of the Lenders, and the Commitment of, and principal amount of the LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time

(the REGISTER). The entries in the Register shall be conclusive, and the Account Party, the Agent, the Security Trustee and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Account Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SET OFF

RIGHT OF SET-OFF

27. If an Event of Default shall have occurred and be continuing, each Finance Party is hereby authorised at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits in any currency (general or special, time or demand, provisional or final) at any time held and other indebtedness in any currency at any time owing by such Finance Party to or for the credit or the account of any Obligor against any of and all the obligations of such Obligor now or hereafter existing under this Agreement held by such Finance Party, irrespective of whether or not such Finance Party shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Finance Party under this Clause are in addition to other rights and remedies (including other rights of set-off) which such Finance Party may have. The relevant Finance Party may effect any appropriate currency exchanges to implement such set-off.

MISCELLANEOUS PROVISIONS

CERTIFICATES

28.1 Any determination or notification by the Agent or any other Finance Party concerning any rate or amount under the Finance Documents shall, in the absence of manifest error, be conclusive evidence as to that matter.

SURVIVAL

28.2 All covenants, agreements, representations and warranties made by the Account Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Clauses 12 (INCREASED COSTS), 10 (TAXES), 24 (COSTS AND EXPENSES), 25 (INDEMNITIES) and 21 (AGENT) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

COUNTERPARTS

28.3 This Agreement may be executed in counterparts (and by different parties hereto on separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

ENTIRE AGREEMENT

28.4 This Agreement and the other Finance Documents constitute the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SEVERABILITY

28.5 Any provision of this Agreement or any other Finance Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof. The invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. To the extent permitted by applicable Law, each Obligor hereby waives any provision of Law which renders any provision of the Finance Documents prohibited or unenforceable in any respect.

GOVERNING LAW AND JURISDICTION

GOVERNING LAW

29.1 This Agreement shall be construed in accordance with and governed by English law.

JURISDICTION

29.2(a) All the parties agree that the courts of England are, subject to Clause
        29.2(b) and (c) below, to have jurisdiction to settle any disputes which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement (including, without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of the English courts;

(b) notwithstanding the agreement in (a) above, each of the Finance Parties shall retain the right to bring proceedings in any other court which has jurisdiction whether by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended) or by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 16 September 1988 (from time to time amended and extended) or otherwise;

(c) with respect to the courts agreed in paragraphs (a) and (b) above, each of the Parties irrevocably waives any objections on the ground of venue or forum non conveniens or any similar ground;

(d) each of the Parties irrevocably agrees that a judgment or order of any court referred to in this clause in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(e) each of the Parties irrevocably consents to service of process by mail or in any other manner permitted by the relevant Law.

AGENT FOR SERVICE OF PROCESS

29.3 Each Obligor shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be XL Brockbank Limited of Fitzwilliam House, 10 St. Mary

Axe, London EC3A 8NL and any writ, judgment or other notice of legal process shall be sufficiently served on the relevant Obligor if delivered to such agent marked for the attention of the Finance Director at its address for the time being. Each Obligor undertakes not to revoke the authority of the above agent without promptly appointing a successor and notifying the Agent thereof.

WAIVER OF IMMUNITIES

29.4 To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under the Finance Documents.

TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY

TREATMENT OF CERTAIN INFORMATION

30.1 Each of the Obligors acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to any Obligor or one or more of their Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each of the Obligors hereby authorises each Lender to share any information delivered to such Lender by such Obligor and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that (a) any such information shall be used only for the purpose of advising the Obligor or preparing presentation materials for the benefit of the Obligor and (b) any such subsidiary or affiliate receiving such information shall be bound by Clause 30.2 (CONFIDENTIALITY) as if it were a Lender hereunder. Such authorisation shall survive the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

CONFIDENTIALITY

30.2 Each of the Finance Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:

(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(b) to the extent requested by any regulatory authority having jurisdiction over the Agent or any Lender;

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

(d)   to any other party to this Agreement;

(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;

(f) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Obligor, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
      (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Obligor and its obligations;

(g)   with the consent of the Obligor; or

(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Clause 30.2 or (ii) becomes available to the Agent or any Lender on a non-confidential basis from a source other than an Obligor.

For the purposes of this Clause, INFORMATION means all information received from an Obligor relating to an Obligor or its business, other than any such information that is available to the Finance Parties on a non-confidential basis prior to disclosure by such Obligor; PROVIDED that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Clause shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, each of the Finance Parties agree that they will not trade the securities of any of the Obligors based upon non-public Information that is received by them.

THIRD PARTY RIGHTS

31. A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the date first written above.

                                   SCHEDULE 1

                                   COMMITMENTS


NAME OF LENDER                                      COMMITMENT ((POUND))

Citibank, N.A.                                          68,250,000

ING Bank N.V., London Branch                            68,250,000

Barclays Bank PLC                                       58,500,000

National Westminster Bank plc                           20,000,000

Credit Lyonnais New York Branch                         10,000,000
                                                      ------------
TOTAL:                                          (POUND)225,000,000

                                   SCHEDULE 2

                             INDEBTEDNESS AND LIENS

PART A - INDEBTEDNESS

1. Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank, incorporated by reference to Exhibit 10.14.1 to the Company's Annual Report on Form 10-K (No. 1-10804) for the year ended November 30, 1998.

2. Amendment No. 1 to Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank, incorporated by reference to Exhibit 10.14.2 to the Company's Annual Report on Form 10-K (No. 1-10804) for the year ended November 30, 1998.

3. Amendment No. 2 to Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank.

4. Amendment No. 3 to Credit Agreement (5-Year) between Mid Ocean Limited and The Chase Manhattan Bank.

5. Revolving Credit Agreement Between XL Insurance Company, Ltd and Mellon Bank, N.A., incorporated by reference to Exhibit (b)(2) of the GCR Schedule 14D-1, incorporated by reference to Exhibit 10.14.14 to the Company's Annual Report on Form 10-K (No. 1-10804) for the year ended November 30, 1998.

6. First Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd and Mellon Bank, N.A., incorporated by reference to Exhibit
10.14.15 to the Company's Annual Report on Form 10-K for the year ended November 30, 1998.

7. Second Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd and Mellon Bank, N.A., incorporated by reference to Exhibit
10.14.16 to the Company's Annual Report on Form 10-K for the year ended November 30, 1998.

8. Third Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd and Mellon Bank, N.A.

9. Fourth Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd and Mellon Bank, N.A.

10. Fifth Amendment to Revolving Credit Agreement between XL Insurance Company, Ltd and Mellon Bank, N.A.

11. Letter of Credit Facility and Reimbursement Agreement dated as of December 30, 1999 by and among XL Insurance Ltd et al. and Mellon Bank, N.A.

12. First Amendment to Letter of Credit Facility and Reimbursement Agreement dated as of December 30, 1999 by and among XL Insurance Ltd et al. and Mellon Bank, N.A.

13. Letter of Credit Agreement dated as of December 17, 1999 by and among XL Insurance Ltd, XL Mid Ocean Reinsurance Ltd and The Chase Manhattan Bank.

14. First Amendment to Letter of Credit Agreement dated as of December 17, 1999 by and among XL Insurance Ltd, XL Mid Ocean Reinsurance Ltd and The Chase Manhattan Bank.

15. Letter of Credit Facility Agreement dated as of December 17, 1999 by and among XL Capital Ltd et al. and ING Bank, N.V. (London Branch).

16. Amendment No. 1 to Letter of Credit Facility Agreement dated as of December 17, 1999 by and among XL Capital Ltd et al. and ING Bank, N.V. (London Branch).

17. Letter of Credit Agreement (Secured) between Citibank and XL Mid Ocean Reinsurance Ltd, dated as of 19th May, 1993 (as amended).

18. Semi-secured Letter of Credit Facility between Barclays Bank plc and NAC Reinsurance International Limited, dated November 16, 1999.

19.   7.15% Senior Notes due 2005 issued by NAC Reinsurance.

20. Arrangements for Letters of Credit issued for NAC Reinsurance Corp. for U.S. facility by Fleet Boston

21. Arrangements for Letters of Credit issued for Latin America Reinsurance by Fleet Boston.

22. Letter of Credit and Reimbursement Agreement dated as of July 5, 2000 between XL Capital Ltd, The Chase Manhattan Bank and others in the amount of $1,000,000,000.

23. 364-day $500,000,000 Credit Agreement dated as of July 5, 2000 between XL Capital Ltd et al. and The Chase Manhattan Bank.

24. Letter of Credit Facility and Reimbursement Agreement dated as of June 30 1999 by and among XL Capital Ltd et al. and Mellon Bank, N.A.

25. First Amendment to the Letter of Credit Facility and Reimbursement Agreement dated as of June 20 2000 by and among XL Capital Ltd et al. and Mellon Bank N.A..

PART B - LIENS

1. Liens existing pursuant to the agreements referred to in paragraphs 24 and 25 of Schedule 2.

2.    Liens existing pursuant to the agreement referred to in paragraph 21 of
Schedule 2.

3. Collateral held as blocked deposits at Barclays for Letters of Credit between Lloyd (Denham) and NAC Reinsurance International Ltd.

PART C - LITIGATION

None

PART D - ENVIRONMENTAL MATTERS

None

                                   SCHEDULE 3

                                  SUBSIDIARIES



XL CAPITAL LTD - CAYMAN

EXEL HOLDINGS LIMITED - CAYMAN(1)

XL INSURANCE LTD - BERMUDA

XL FINANCIAL ASSURANCE LTD. (85%) - BERMUDA

XL CAPITAL PRODUCTS LTD - BERMUDA

XL INVESTMENTS LTD - BERMUDA

      X.L. Investment Private Trustee Ltd. - BERMUDA
      XL Investments (Barbados) Inc. - BARBADOS
      First Cumberland Bank, Inc. - BARBADOS
      Garrison Investments Inc. - BARBADOS
      Kensington Investments Inc. - BARBADOS
      XLB Partners Inc. - BARBADOS IBC
      Cumberland Holdings, Inc. - DE
      Cumberland California, Inc. - DE
      Cumberland New York, Inc. - DE
      InQuisLogic Ltd. - BARBADOS
      InQuisLogic Inc. - DE
      RiskConnect Ltd. - BARBADOS
      RiskConnect Inc. - DE

FINANCIAL SECURITY ASSURANCE INTERNATIONAL LTD. (80%) - BERMUDA

XL GLOBAL SERVICES (BERMUDA) LTD - BERMUDA

XL HOLDINGS BARBADOS LTD - BARBADOS

      X.L. America Inc. - DE
      Brockbank Insurance Services Inc. - CA
      Global Credit Analytics, Inc. - DE
      XL Global Services, Inc. - DE

NAC RE CORPORATION - DE

      NAC Re International Holdings Ltd - UK
      NAC Reinsurance International Limited - UK
      Denham Syndicate Management Ltd - UK
      Stonebridge Underwriting Ltd - UK
      NAC Re International Services Co., Ltd - UK

NAC REINSURANCE CORPORATION (A - 76%) - NY

      NAC Re Investment Holdings, Inc. - DE

      XL Capital Assurance, Inc. - NY
      Intercargo Corporation - DE
      Intercargo International Limited - BVI

ECS INC. - PA (70%)

ECS ALTERNATIVE MARKET SERVICES, INC. - PA

ECS HOLDINGS, INC. - DE

      ECS International, Inc. - DE
      ECS Asesores en Seguros Medioambientales,
            S.A.R.L. - SPAIN
      The ECS Group, Ltd - UK
      ECS Underwriting Ltd - UK
      Environmental Compliance Svcs Ltd - UK
      Consulting Services International Ltd - UK
      ECS Asesores en Aseguramiento de Riesgos
            Ambientales S.A. de C.V. - MEXICO
      Risk & Insurance Services, Inc. - BARBADOS

ECS UNDERWRITING, INC. - PA

ECS CLAIMS ADMINISTRATORS, INC. - PA

ECS RISK CONTROL, INC. - PA

ECS CHILD CARE CENTER, INC. - PA

X.L. ONE LTD - BERMUDA

      XL Europe (50%) - REPUBLIC OF IRELAND

X.L. TWO LTD - BERMUDA

      XL Europe (50%) - REPUBLIC OF IRELAND
      XL Australia Pty Ltd - AUSTRALIA
      XL Prevent Ltd - UK

IPT COMPLIANCE LIMITED - UK

EXEL CUMBERLAND LIMITED - UK

INQUISCAPITAL HOLDINGS (BERMUDA) LIMITED - BERMUDA

      InQuisLogic (Bermuda) Limited - BERMUDA
      RiskConnect Limited - BERMUDA

EXEL ACQUISITION LTD - CAYMAN

GCR HOLDINGS LIMITED - CAYMAN (IN LIQUIDATION)

X.L. PROPERTY HOLDINGS LTD - BERMUDA

MID OCEAN LIMITED - CAYMAN

MID OCEAN HOLDINGS LIMITED - BERMUDA

      XL Mid Ocean Reinsurance Ltd - BERMUDA
      ECS Reinsurance Ltd - BERMUDA
      Global Capital Underwriting Ltd - UK
      LARC Holdings Ltd. - BERMUDA
      Latin America Reinsurance Company Ltd - BERMUDA
      Ridgewood Holdings Company - BERMUDA
      The Brockbank Group Plc - UK
      XL Brockbank Ltd - UK
      XL Brockbank Ltd Baltusrol Holdings Ltd - BERMUDA
      County Down Limited - CORPORATE MEMBER SYNDICATE 2253
      Dornoch Limited - CORPORATE MEMBER SYNDICATE 1209
      Brockbank Underwriting Limited - UK
      Brockbank Personal Lines Limited - SYNDICATES 253/2253
      Cassidy Brockbank Limited (DORMANT)
      Brockbank Syndicate Management Limited - SYNDICATES 588/861/1209 Brockbank Syndicate Services Limited

(1)   100% ownership unless otherwise indicated

                                   SCHEDULE 4

                              MANDATORY COSTS RATE

The mandatory costs rate is an addition to the interest rate on an Demand Amount to compensate the Lenders for the cost attributable to an Demand Amount resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the ACT) and/or by the Bank of England and/or the Financial Services Authority (the FSA) (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing deposits or Special Deposits (whether interest-bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Demand Amount.

The mandatory costs rate will be the rate determined by the Agent (rounded upward, if necessary, to four decimal places) as the rate resulting from the application (as appropriate) of the following formula:

                           XL+S(L-D)+Fx 0.01
                           -----------------
                               100-(X+S)

where, in each case, on the day of application of a formula:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the Agent is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

L is the percentage rate per annum at which sterling deposits for the relevant period are offered by the Agent to leading banks in the London Interbank Market at or about 11.00 a.m. on that day;

F is the rate of charge payable by the Agent to the FSA pursuant to paragraph 2.02 of the Fees Regulations (but for this purpose the figure at paragraph 2.02b shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of the Agent;

S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the Agent is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to the Agent on Special Deposits.

(X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

The mandatory costs rate attributable to a Demand Amount or other sum for any period shall be calculated at or about 11.00 a.m. (London time) on the first day of such period for the duration of such period.

The determination of the mandatory costs rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render either of the above formulae (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Agent (following consultation with the Account Party and the Majority Banks) shall be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

      The terms ELIGIBLE LIABILITIES and SPECIAL DEPOSITS shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

      FEE BASE has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

      FEES REGULATIONS means, as appropriate, either:

      (a)   the Banking Supervision (Fees) Regulations 1998;  or

      (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 1999.

                                   SCHEDULE 5

                              CONDITIONS PRECEDENT

1.    In relation to each Obligor:

(a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of the constitutional documents of such Obligor;

(b) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of a board resolution of such Obligor approving the execution, delivery and performance of this Agreement and the Finance Documents and the terms and conditions hereof and thereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by such Obligor pursuant hereto or thereto;

(c) a certificate of an Authorised Signatory of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, this Agreement and the Finance Documents and any documents to be delivered by such Obligor pursuant hereto or thereto.

2.    The following opinions, each in form satisfactory to the Agent:

(a)   Opinion of Freshfields Bruckhaus Deringer, solicitors to the Agent;

(b)   An opinion of Martha G. Bannerman, Esq., General Counsel to XL America;

(c) An opinion of Conyers, Dill & Pearman, special Bermuda counsel to XL Insurance and XL Mid Ocean;

(d) An opinion of Hunter & Hunter, special Cayman Islands counsel to XL Capital; and

(e)   An opinion of A&L Goodbody, special Irish counsel to XL Europe.

3. Evidence satisfactory to the Agent that XL Brockbank Limited has agreed to act as the agent of each Obligor for the service of process in England.

4. The Agent being satisfied that all fees payable pursuant to the Fee Letters have been paid.

                                   SCHEDULE 6

                               UTILISATION REQUEST

From:    XL Capital Ltd.

To:      Citibank International plc

Dated:

Dear Sirs,

We refer to the (pound)225,000,000 letter of credit agreement (the CREDIT Agreement) dated 3 November 2000 and made between inter alia, XL Capital Ltd as account party, Citibank International plc as agent and the financial institutions named therein as Lenders. Terms defined in the Credit Agreement shall have the same meaning in this notice. This notice is irrevocable.

We hereby give you notice that, pursuant to the Credit Agreement we wish the Lenders to issue the following Letters of Credit:


=======================================================================
Amount        Effective Date   Expiry Date   Beneficiary     Applicant
-----------------------------------------------------------------------
(pound)                                      Society of
                                             Lloyd's
-----------------------------------------------------------------------
(pound)                                      Society of
                                             Lloyd's
-----------------------------------------------------------------------
(pound)                                      Society of
                                             Lloyd's
-----------------------------------------------------------------------
(pound)                                      Society of
                                             Lloyd's
-----------------------------------------------------------------------
(pound)                                      Society of
                                             Lloyd's
-----------------------------------------------------------------------
(pound)                                      Society of
                                             Lloyd's
=======================================================================

3.    Utilisation Date: [                 ].

4. We confirm that, at the date hereof, the Representations are true in all material respects and no Default is continuing.

The Letters of Credit should be issued in the form attached and delivered to the recipient at [ADDRESS OF RECIPIENT]. The purpose of their issue is to support Funds at Lloyd's in respect of the Applicants.

Yours faithfully

 .............................

Authorised Signatory

for and on behalf of
XL CAPITAL LTD

                                   SCHEDULE 7

                            FORM OF LETTER OF CREDIT

      LETTER OF CREDIT TO BE ISSUED BY THE AGENT ON BEHALF OF THE BANKS

To:   The Society and Council of Lloyd's
      Gun Wharf
      Dock Road
      Chatham
      Kent ME4 4TU

Dear Sirs

IRREVOCABLE STANDBY LETTER OF CREDIT NO. [           ]
RE: [NAME OF CORPORATE MEMBER OF LLOYD'S] (THE APPLICANT)

This Clean Irrevocable Standby Letter of Credit (the CREDIT) is issued by the banks whose names are set out in Appendix 1 hereto (the ISSUING BANKS, and each an ISSUING BANK) in favour of the Society of Lloyd's (LLOYD'S) on the following terms:

1. Subject to the terms hereof, the Issuing Banks shall make payments within two business days of demand on Citibank International plc (the AGENT) in accordance with paragraph 4 below.

2. Upon a demand being made by Lloyd's pursuant to paragraph 4 below each Issuing Bank shall pay that proportion of the amount demanded which is equal to the proportion which its Commitment set out in Appendix 1 hereto bears to the aggregate Commitments of all the Issuing Banks set out in Appendix 1 hereto, PROVIDED THAT the obligations of the Issuing Banks under this Credit shall be several and no Issuing Bank shall be required to pay an amount exceeding its Commitment set out in Appendix 1 hereto and the Issuing Banks shall not be obliged to make payments hereunder in aggregate exceeding a maximum amount of [AMOUNT IN APPROVED CURRENCY]. Any payment by an Issuing Bank hereunder shall be made in [APPROVED CURRENCY] to Lloyd's account specified in the demand made by Lloyd's pursuant to paragraph 4 below.

3. The initial expiry date of this Credit shall be 31 December 2004. This Credit will be extended automatically for a further year, without written amendment, on the first day of January of every future year after 1 January 2001, so that it is always valid for a minimum period of four years unless at least THIRTY days prior to 31 December of the first year of the then current validity period, notice is given in writing, sent by registered mail for the attention of the Manager, Members' Funds Department, at the above address, that this Credit will not be extended beyond the then current expiry date.

4. Subject to paragraph 3 above, the Issuing Banks shall pay to Lloyd's under this Credit upon presentation of a demand by Lloyd's on Citibank International plc at Riversdale House, 68 Molesworth Street, London SE13 7EU marked for the attention of Cliff Posner, Loans Agency in the form set out in Appendix 2 hereto the amount specified therein (which amount shall not, when aggregated with all other amounts paid by the Issuing Banks to Lloyd's under this Credit, exceed the maximum amount referred to in paragraph 2 above).

5. The Agent has signed this Credit as agent for disclosed principals and accordingly shall be under no obligation to Lloyd's hereunder other than in its capacity as an Issuing Bank.

6.    All charges are for the Applicant's account.

7. Subject to any contrary indication herein, this Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

8. This Credit shall be governed by and interpreted in accordance with English law and the Issuing Banks hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.

9. Each of the Issuing Banks engages with Lloyd's that demands made under and in compliance with the terms and conditions of this Credit shall be duly honoured on presentation.

Yours faithfully



CITIBANK INTERNATIONAL PLC

for and on behalf of

[NAMES OF ALL ISSUING BANKS]

                                   APPENDIX 1

                           ISSUING BANKS' COMMITMENTS

Name and Address of Issuing Bank                    Commitment

                                   APPENDIX 2

                            FORM OF DEMAND (STERLING)

                             [on Lloyd's letterhead]

Dear Sir/Madam

THE SOCIETY OF LLOYD'S
TRUSTEE OF
LETTER OF CREDIT NO.

With reference to the above, we enclose for your attention a Bill of Exchange, together with the respective Credit. Payment should be made by way of CHAPS. The account details are as follows:

[_____ _____]                        [_____ _____]

Please quote Member Code:

Yours faithfully

for Manager
Members' Funds Department
Members' Services Unit

Your ref:
Our ref: MEM/   /   /   /C911f
Extn:



BILL OF EXCHANGE
THE SOCIETY OF LLOYD'S

Trustee of
Letter of Credit No.

Please pay in accordance with the terms of the Credit to our order the amount of (pound)_____ _____ .

                                                 For and on behalf of



                                                 Authorised Signatory
                                                Membership Department

TO:   CITIBANK INTERNATIONAL PLC
      as Agent

                                   APPENDIX 3

       FORM OF LETTER AS TO PRINCIPAL PRIVATE RESIDENCES OF THE APPLICANTS

                              [LETTERHEAD OF AGENT]

To:   The Society and Council of Lloyd's
      Gun Wharf
      Dock Road
      Chatham
      Kent ME4 4TU

We, Citibank International plc (the AGENT) acting as agent on behalf of each of [_____ _____] (the LENDERS), hereby confirm the following:

1. We have provided a multi bank letter of credit as agent on behalf of the Lenders which will be included in the [Lloyd's deposit/Lloyd's life deposit](4) of [_____ _____](5) the CORPORATE MEMBER).

2. The execution and delivery by the Agent of the letter of credit has been duly authorised by all necessary action on the part of the Lenders and the letter of credit has been duly executed and delivered by the Agent on behalf of the Lenders.

3. The obligations of the Lenders under the letter of credit constitute legal, valid and binding obligations.

Signature of [_____ _____]
[Authorised signatory]6

for and on behalf of
CITIBANK INTERNATIONAL PLC AS AGENT

Date:_____ _____


----------
(4)  Delete as appropriate.

(5) Insert the name of the corporate member in respect of whose Lloyd's deposit of Lloyd's list deposit the letter of credit has been issued.

(6) Specify as appropriate - this letter should not be signed by any person who signed the letter of credit to which this letter relates.

                                   SCHEDULE 8

                          FORM OF TRANSFER CERTIFICATE




To:   Citibank International plc
      as agent for and on behalf of itself and the other Finance Parties (as defined in the Facility Agreement referred to below)

                              TRANSFER CERTIFICATE

relating to a facility agreement (the FACILITY AGREEMENT) dated 3 November 2000 and made between, inter alia, XL Capital Ltd and the Guarantors and the Lenders named therein. Terms defined in the Facility Agreement have the same meanings herein.

1.    [Transferor Bank] (the TRANSFEROR):

(a) confirms that to the extent that details appear in the Schedule hereto against, as the case may be, the heading TRANSFEROR'S COMMITMENT and/or TRANSFEROR'S L/C PARTICIPATION, such details accurately summarise, as the case may be, its participation in the FACILITY (as defined in the Facility Agreement); and

(b) requests [Transferee Bank] (the TRANSFEREE) to accept and procure the transfer to the Transferee of the portion specified in the Schedule of, as the case may be, its participation in the Facility by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

2. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of clause 26.4 of the Facility Agreement so as to take effect in accordance with the terms thereof.

3. The Facility Office and address for notices of the Transferee for the purposes of the Finance Documents are set out in the Schedule.

4. The Transferor and the Transferee acknowledge and agree that clauses 26.3(c) to 26.3(e) apply to this Transfer Certificate as if set out in full herein, mutatis mutandis.

5. The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

TRANSFER DATE:

TRANSFEROR'S COMMITMENT             Portion transferred

LETTERS OF CREDIT                   Letters of Credit under which
                                    Lender is Issuing Lender

UTILISATION DATE, LC EXPOSURE AND   Portion transferred

EXPIRY DATE UNDER EACH LETTER OF
CREDIT

[TRANSFEROR]                        [Transferee]

By:                                 By:

Date:                               Date:

[TRANSFEREE]

FACILITY OFFICE                     ADDRESS(ES) FOR NOTICES

[                                   [

                                  ]                                  ]

                                    Telex no:   [----- -----]

                                    Contact for credit and documentation:

                                    Contact for administration:


Citibank International plc
as agent for and on behalf of itself
and the other Finance Parties


By:


Date:

                                   SCHEDULE 9

                            FORM OF CHARGE AGREEMENT

A DEED OF CHARGE made on [_____ _____]

XL CAPITAL LTD, a limited liability company incorporated under the laws of the
Cayman Islands with its registered office at [            ] (the CHARGOR); and

CITIBANK INTERNATIONAL PLC, of PO Box 242, 336 The Strand, London WC2R 1HB as assignee and security trustee for the Secured Parties (the SECURITY TRUSTEE).

IT IS AGREED as follows:

INTERPRETATION

DEFINITIONS

1.1 In this Deed: (a) words and expressions defined in the Facility Agreement shall bear the same respective meanings; and (b) the following words and expressions have the meanings respectively shown opposite below, in each case unless the context otherwise requires:

BANK means [_____ _____ _____], being a bank in London at which the Deposit is held;

CHARGED ACCOUNT means a separate Sterling account in the name of the Chargor with the Bank, entitled [" "] (account number [_____]) payments to which may be made by making the following payment instructions:

      [_____ _____ _____]

and into which the Deposit is credited, or such other account as the Security Trustee may from time to time notify in writing to the Chargor;

DEPOSIT means all sums from time to time standing to the credit of the Charged Account in any currency together with all interest credited thereto;

FACILITY AGREEMENT means the letter of credit and reimbursement agreement dated on or about 3 November 2000 between, inter alios, the Lenders, the Security Trustee and the Chargor;

SECURED OBLIGATIONS means all moneys, liabilities and obligations which are now or at any time hereafter may be due, owing or payable by the Chargor to the Secured Parties in any currency, actually or contingently, solely or jointly and/or severally with another or others, as principal or surety, on any account whatsoever pursuant to the Facility Agreement, this Deed or any other Finance Document, or as a consequence of any Event of Default or repudiation by the Chargor (or by any liquidator, receiver, administrative receiver, administrator or any similar officer of the Chargor) of any of its obligations under the Facility Agreement, this Deed or any other Finance Document;

SECURED PARTIES means all and each of the Security Trustee, the Facility Agent, the Lenders and each of their respective successors and permitted transferees and assignees and SECURED PARTY means any of them;

CONSTRUCTION

1.2   In this Deed, except where the context otherwise requires:

(a) references to the Security Trustee and to the Chargor include reference to the persons deriving title under or through them respectively and to their respective successors in title and assigns;

(b) references to any deed, instrument, account (including the Charged Account), certificate, agreement or contract (including this Deed) or a provision thereof shall be construed as a reference to that deed, instrument, account, certificate, agreement or contract or a provision as from time to time varied, novated, amended, supplemented or replaced; and

(c) references to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

HEADINGS

1.3 The headings in this Deed are inserted for convenience only and shall not affect its interpretation.

DEED

1.4 It is intended that this Deed take effect as a deed notwithstanding the Security Trustee may have executed it under hand only.

OPERATION OF CHARGED ACCOUNT

2.1 The Chargor shall give notice to the Bank in the form of Appendix 1 upon the date of execution of this Deed.

2.2 The Chargor shall not request any repayment of the Deposit without the consent of the Security Trustee.

2.3 The Security Trustee may at any time instruct the Bank to pay all or part of the Deposit to the Agent on account of amounts then due and payable (whether by way of acceleration, demand or otherwise) under the Facility Agreement.

2.4 Unless an Event of Default is continuing, at the request of the Chargor the Security Trustee will instruct the Bank to pay to the Chargor any amount standing to the credit of the Account which exceeds the amount required to be so credited under the Facility Agreement at that time.

CHARGE

3.1 The Chargor with full title guarantee hereby charges by way of first fixed charge in favour of the Secured Parties all its right, title and interest in and to the Deposit (and all and any rights and benefits accruing to or arising in connection therewith) as a continuing security for the payment and discharge of the Secured Obligations.

3.2 If at any time the Secured Obligations shall have been paid and discharged in full and the Chargor shall be under no commitment, obligation or liability of any kind (present or future, actual or contingent) in relation to the Finance Documents, the Security Trustee will at the request and cost of the Chargor discharge the security hereby created.

ENFORCEMENT

4. The security created under clause 3 shall become enforceable immediately following an Event of Default in relation to all and any part of the Secured Obligations and, at any time thereafter, the Security Trustee may call for payment to it of the Deposit and thereafter apply all and any part of the Deposit together with any interest thereon in respect of any period after the security has become enforceable towards the discharge of the Secured Obligations in such manner as it deems fit.

PRIMARY SECURITY

5. The Deposit shall be deemed to constitute primary and not collateral security and the security shall not be discharged or impaired by:

(a) the dealing with, existence or validity of any other security taken by the Security Trustee in relation to the Finance Documents or the Secured Obligations or any enforcement of or failure to take, perfect or enforce any such security;

(b) any amendment to or variation of the Finance Documents or any security relating to the Finance Documents or the Secured Obligations;

(c) any release of, or granting of time or any other indulgence to the Chargor or any third party; or

(d) any other act, event or omission which would or might but for this clause operate to impair or discharge the security constituted by, or the Chargor's liability under, this Deed including any act, omission or thing which would or might afford an equitable defence to a security.

OTHER SECURITY

6. The security hereby created is a continuing security notwithstanding any intermediate payment or settlement of account for the payment and discharge of the Secured Obligations and is in addition to and shall neither be merged in, nor in any way exclude or prejudice any other Security Interest, right of recourse, set off, combination or other right or interest whatsoever which the Secured Parties may now have or at any time hereafter hold or have (or would apart from this Deed hold or have) as regards the Chargor or any other person in respect of the Secured Obligations and the Secured Parties may at any time take, give up, deal with, vary, exchange, or abstain from perfecting or enforcing any other Security Interest without affecting or prejudicing the security hereby created.

WARRANTY AND COVENANT

ENTITLEMENT

7.1 From the date of this Deed and until the Secured Obligations have been satisfied and discharged in full, and the Chargor shall have no further actual or contingent liability to the Secured Parties under the Finance Documents, the Chargor warrants that:

(a) it is the sole absolute legal and beneficial owner of the amounts from time to time credited to the Charged Account free from all Security Interests, trusts, assignments and claims; and

(b) it is the sole absolute legal and beneficial owner of the right to repayment of moneys credited to the Charged Account.

NEGATIVE PLEDGE

7.2(a) The Chargor undertakes that it shall not (without the Security Trustee's prior written consent) create, agree to create or permit to subsist any Security Interest (however ranking in point of priority) of any nature whatsoever (including such as arises by operation of law or any enactment) in, over or affecting the Deposit or over its right to call for a discharge of the security hereby constituted nor deal with such right in any manner.

NON-DISPOSAL

(b) The Chargor undertakes that it shall not (without the Security Trustee's prior written consent) transfer, assign, convey, declare a trust over or otherwise dispose of the Deposit or any part thereof or its right to repayment of the Deposit or any part thereof or its right to call for a discharge of the security hereby constituted nor deal with such right in any manner.

WAIVER AND APPROPRIATION

8.1 The Security Trustee may at any time after the security created hereunder has become enforceable without further notice and without any right of redemption appropriate the Deposit or any part thereof in such manner as the Security Trustee may in its absolute discretion think fit in or towards the reduction of the Secured Obligations.

8.2 If any appropriation of the Deposit (or any part thereof) takes place hereunder the Chargor hereby expressly waives all or any formalities prescribed by law in relation to any such appropriation.

INTEREST

9. Interest on the Deposit shall accrue at such rates as may be agreed from time to time between the Bank and the Chargor. Interest which has accrued on the Deposit shall be credited to the Charged Account at such times as shall be agreed by the parties.

FURTHER PROVISIONS

EXPENSES AND INDEMNITY:

10.1(a) The Chargor shall on demand pay to or reimburse the Security Trustee (on the basis of a full indemnity on an after tax basis) the amount of all commissions, reasonable costs (including legal costs), charges and expenses incurred by the Security Trustee in connection with the preservation, enforcement or the attempted preservation or enforcement of any of the Secured Parties' rights under this Deed whether incurred as a result of any act or omission by, or proceedings involving, the Chargor.

(b) The Chargor shall on demand fully indemnify the Security Trustee (on an after-tax basis) against all losses, actions, claims, reasonable costs (including legal costs), expenses, proceedings, liabilities and expenditure which the Security Trustee may suffer, pay or incur in connection with any payment or discharge in respect of the Secured Obligations (and which are made by the Chargor) being impeached or declared void for any reason whatsoever.

(c) Where, pursuant to clauses 10.1(a) or (b) above, a sum is paid to the Security Trustee the Chargor shall, in addition, pay to the Security Trustee in respect of value added tax:

        (i) (except where the payment falls within (ii) below), such amount as equals any valued added tax charged to the Security Trustee in respect of the matter which gives rise to the payment and which the Security Trustee certifies is not recoverable by it by repayment or credit (such certificate to be conclusive in the absence of manifest error); and

       (ii) on any reimbursement of or indemnification for any commissions, costs, charges, expenses or other items incurred by the Security Trustee as agent for the Chargor, such amount as equals the amount included in the commissions, costs, charges, expenses or other items in respect of value added tax (and in such a case the Security Trustee shall provide the Chargor with an appropriate tax invoice in respect of such item, naming the Chargor as recipient of the relevant supply).

FURTHER ASSURANCES

10.2 The Chargor shall on demand execute any document and do any other act or thing (in either case at the expense of the Chargor) which the Security Trustee may reasonably specify for protecting, preserving or perfecting any security created or intended to be created by this Deed or for facilitating the realisation thereof or otherwise enforcing the same or exercising any of the powers, rights and discretions of the Security Trustee under this Deed, including the execution of all releases, transfers, assignments and other documents and the giving of all notices, orders, instructions and directions which the Security Trustee may request.

RIGHTS CUMULATIVE

10.3 The rights and powers which this Deed confers on the Secured Parties are cumulative, may be exercised as often as it considers appropriate and are in addition to its rights and powers under the general law, and the rights of the Secured Parties (whether arising under this Deed or under the general law) shall not be capable of being waived or varied otherwise than by express waiver or variation in writing; and, in particular, any failure to exercise or any delay in exercising any such rights shall not operate as a variation or waiver of that or any other such right; any defective or partial exercise of such right shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part or on their behalf shall in any way preclude them from exercising any such right or constitute a suspension or variation of any such right.

ILLEGALITY, ETC

10.4 If any one of the provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

DUTY TO ACCOUNT

10.5 Save as may otherwise be agreed in writing between the Security Trustee and the Chargor, the Security Trustee shall not, prior to discharging the security hereby constituted, have any duty to account to the Chargor in respect of the Deposit or any part thereof.

EVIDENCE OF INDEBTEDNESS

10.6 In any proceedings relating to this Deed, any determination or notification by the Security Trustee or any other Finance Party as to any amount of the Secured Obligations or as to any amount due to the Secured Parties under this Deed shall, in the absence of manifest error, be conclusive evidence as to that matter.

ENTIRE AGREEMENT

10.7 This Deed constitutes the entire agreement between the parties hereto in relation to the Deposit and supersedes all previous proposals, arrangements, agreements and other written and oral communications in relation thereto.

EXCLUSION OF RESTRICTIONS

10.8 Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Deed.

RULING OFF

10.9 If the Security Trustee receives notice of any subsequent Security Interest affecting the Deposit:

(a) the Security Trustee may open a new account or accounts with the Chargor and if the Security Trustee does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received notice; and

(b) all payments made by the Chargor to the Security Trustee after the Security Trustee receives such notice shall be credited or be treated as having been credited to the new account and in no circumstances whatsoever shall operate to reduce the amount due from the Chargor to the Secured Parties at the time when it received the notice.

SUCCESSORS IN TITLE

10.10(a) This Deed shall be binding upon and inure to the benefit of each of the parties hereto and their successors and assigns.

(b) The Chargor shall not be entitled to assign or transfer any of its rights, benefits or obligations hereunder without the prior written consent of the Security Trustee.

(c) The Security Trustee may assign or transfer all or any part of its rights, benefits or obligations under this Deed to any person to whom it assigns and/or transfers its rights, benefits or obligations in accordance with the provisions of the Facility Agreement. Where the Security Trustee assigns or transfers its obligations or any part thereof, the Chargor shall execute such documents as the Security Trustee may specify to release the Security Trustee to the extent of the transfer or with a view to perfecting such document or transfer, or where necessary, shall execute further security documentation in favour of the assignee or transferee in like form to this Deed.

NOTICES AND COMMUNICATIONS

11. The provisions relating to notices are set forth in Clause 22 of the Facility Agreement.

GOVERNING LAW AND JURISDICTION

12.1 This Deed shall be governed by, and interpreted and construed in accordance with, the laws of England.

JURISDICTION

12.2(a) All the parties agree that the courts of England are, subject to Clause 12.2(b) and (c) below, to have jurisdiction to settle any disputes which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed (including, without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Deed and for such purposes irrevocably submit to the jurisdiction of the English courts;

(b) notwithstanding the agreement in (a) above, each of the parties shall retain the right to bring proceedings in any other court which has jurisdiction whether by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 27 September 1968 (as from time to time amended and extended) or by virtue of the Convention on Jurisdiction and the Enforcement of Judgments signed on 16 September 1988 (from time to time amended and extended) or otherwise;

(c) with respect to the courts agreed in paragraphs (a) and (b) above, each of the parties hereto irrevocably waives any objections on the ground of venue or forum non conveniens or any similar ground;

(d) each of the parties hereto irrevocably agrees that a judgment or order of any court referred to in this clause in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(e) each of the parties hereto irrevocably consents to service of process by mail or in any other manner permitted by the relevant law.

AGENT FOR SERVICE OF PROCESS

12.3 The Chargor shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Deed. Such agent shall be XL Brockbank Limited of Fitzwilliam House, 10 St. Mary Axe, London EC3A 8NL and any writ, judgment or other notice of legal process shall be sufficiently served on the Chargor if delivered to such agent marked for the attention of the Finance Director at its address for the time being. The Chargor undertakes not to revoke the authority of the above agent without promptly appointing a successor and notifying the Security Trustee thereof.

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

13. A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

                                   APPENDIX 1

                             FORM OF NOTICE TO BANK

To:         [Bank]

And to:     Citibank International plc (the SECURITY TRUSTEE)

Dear Sirs

RE: ACCOUNT [_____ _____] (THE ACCOUNT)

We hereby give you notice that pursuant to a Deed of Charge dated [_____ _____], a copy of which is attached, we have charged all of our right, title and interest in and to the Account to the Security Trustee.

Please execute and return to the Security Trustee the attached acknowledgement attached as Schedule A to this notice.

This notice shall be governed by English law.

Yours truly,




XL Capital Ltd

                                   SCHEDULE A

                        FORM OF ACKNOWLEDGMENT FROM BANK

To:         XL Capital Ltd
            P O Box 1350 GT
            The Huntlaw Building
            Fort Street
            Grand Cayman
            Cayman Islands

And to:     Citibank International plc (the SECURITY TRUSTEE)

Dear Sirs

RE: ACCOUNT [_____ _____] (THE ACCOUNT)

We acknowledge receipt of your notice dated [_____ _____] and the deed of charge to which it refers (the DEED OF CHARGE).

We hereby confirm that:

(a) we have received no notice of any other charge, mortgage, pledge, lien, assignment or security interest in respect of the Account, other than the security interest described in the Deed of Charge;

(b) we hereby waive any rights of set off or combination of accounts we may now or at any time in the future have in respect of the Account;

(c) we undertake not to repay to the Chargor any amount standing to the credit of the Account except on the instructions of the Security Trustee;

(d) we shall deliver to the Security Trustee and the Chargor, on written request, an up-to-date statement of the amount standing to the credit of the Account; and

(e) unless the Security Trustee otherwise directs, we shall comply with the instructions of the Security Trustee with respect to the Account, and payments to and from the Account and shall not make any payments from the Account without the consent of the Security Trustee.

This acknowledgment shall be governed by English law.

Yours truly,




[Bank]

DULY DELIVERED AS A DEED by the Chargor on the date inserted above.


EXECUTED as a DEED                  )
for and on behalf of                )
XL CAPITAL LTD                      )




SIGNED                              )
for and on behalf of                )
CITIBANK INTERNATIONAL PLC          )

IN WITNESS WHEREOF, XL CAPITAL LTD has caused this Agreement to be duly executed as a Deed by an authorised officer on the day and year first above written.

ACCOUNT PARTY

EXECUTED as a DEED
by XL CAPITAL LTD

By:     WILLIAM ROBBIE

Title:  SENIOR VICE PRESIDENT, TREASURER


Witness Name: FIONA LUCK


Occupation: EXECUTIVE VICE PRESIDENT


Signature:  FIONA LUCK


GUARANTORS

EXECUTED as a DEED
by XL CAPITAL LTD

By:     WILLIAM ROBBIE

Title:  SENIOR VICE PRESIDENT, CONTROLLER


Witness Name: FIONA LUCK


Occupation: EXECUTIVE VICE PRESIDENT


Signature:  FIONA LUCK


X.L. AMERICA, INC.

By:   RICHARD MILLER

Title:  EXECUTIVE VICE PRESIDENT AND
        CHIEF FINANCIAL OFFICER


XL INSURANCE LTD

By:     CHRISTOPHER COELHO

Title:  SENIOR VICE PRESIDENT AND
        CHIEF FINANCIAL OFFICER

XL EUROPE LTD

By:    DERMOT J. O'DONOHOE

Title: PRESIDENT AND CHIEF
       UNDERWRITING OFFICER


XL MID OCEAN REINSURANCE LTD

By:     HENRY KEELING

Title:  PRESIDENT AND CHIEF
        EXECUTIVE OFFICER


AGENT

CITIBANK INTERNATIONAL PLC

By:     MICHAEL TAYLOR

Title:  VICE PRESIDENT


ARRANGER

SALOMON BROTHERS INTERNATIONAL LIMITED

By:     RORY HUSSEY

Title:  VICE PRESIDENT


SECURITY TRUSTEE

CITIBANK INTERNATIONAL PLC

By:     MICHAEL TAYLOR

Title:  VICE PRESIDENT


LENDERS

CITIBANK, N.A.

By:     MICHAEL TAYLOR

Title:  VICE PRESIDENT

BARCLAYS BANK PLC

By:     J.V. FRENCH

Title:  RELATIONSHIP DIRECTOR


ING BANK, N.V, LONDON BRANCH

By:     MIKE SHARMAN                        T. BATES

Title:  DIRECTOR                            DIRECTOR


CREDIT LYONNAIS NEW YORK BRANCH

By:     SEBASTIAN ROCCO

Title:  SENIOR VICE PRESIDENT


NATIONAL WESTMINSTER BANK PLC


By:     JOHN MALLETT

Title:  SENIOR MANAGER - INSURANCE
        CITY MARKETS GROUP